EXHIBIT 10.2

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF DECEMBER 10, 2025,

among

AMEREN CORPORATION

and

AMEREN illinois company

as Borrowers,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

JPMorgan ChaSe Bank, N.A.,
BARCLAYS BANK PLC,
MUFG Bank, LTD.,
BOFA SECURITIES, INC.,

MIZUHO BANK, LTD.
and

wells fargo SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

BARCLAYS BANK PLC
and

MUFG BANK, LTD.,

as Syndication Agents

BanK of america, n.a.,

MIZUHO BANK, LTD.

and

wells fargo bank, national association,

as Documentation Agents

i

SCHEDULES

Schedule 2.1	Commitments
Schedule 2.4A	Existing Letters of Credit
Schedule 2.4B	LC Commitments

Pricing Schedule
Schedule 5	Disclosed Matters
Schedule 6.11	Liens
Schedule 6.12	Restrictive Agreements

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Promissory Note
Exhibit C	Form of Compliance Certificate

v

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 10, 2025 (as amended from time to time, this “Agreement”), is entered into by and among AMEREN CORPORATION, a Missouri corporation, its subsidiary AMEREN ILLINOIS COMPANY, an Illinois corporation, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrowers have requested that the Administrative Agent and the Lenders amend and restate the Existing Illinois Credit Agreement to continue and modify the credit facility established thereby on the terms set forth in this Agreement. The Obligations of the Borrowers under this Agreement will be several and not joint, and, except as otherwise set forth in Section 3.9 or 9.10(c) of this Agreement, the Obligations of the Borrowing Subsidiary will not be guaranteed by the Company or any other subsidiary of the Company and the Obligations of the Company will not be guaranteed by the Borrowing Subsidiary or any other subsidiary of the Company.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.          Defined Terms. As used in this Agreement (including in the recitals hereto):

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means a Loan that bears interest by reference to the Alternate Base Rate.

“Accounting Changes” is defined in Section 1.3.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent hereunder for the Lenders and the Issuing Banks, or any successor Administrative Agent appointed pursuant to Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Company or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution and (b) any UK Financial Institution.

“Affected Lender” is defined in Section 2.19.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Commitment” means, at any time, the aggregate amount of the Commitments of all the Lenders at such time. The Aggregate Commitment as of the Restatement Effective Date is $1,300,000,000.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans and the Swingline Loans at such time and (b) the total LC Exposure at such time.

“Agreement” is defined in the preamble hereto.

“Agreement Accounting Principles” means GAAP as in effect from time to time, except as otherwise provided in Section 1.3.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest with respect to Term SOFR (for the avoidance of doubt, only until the Benchmark Replacement with respect thereto has been determined pursuant to this Agreement), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate determined as set forth above would be less than 1.00%, such rate shall be deemed to be 1.00%.

“Ancillary Document” is defined in Section 9.22.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Borrower or its subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Fee Rate” means, with respect to either Borrower as to the Facility Fee or the LC Participation Fee accruing for the account of such Borrower at any time, the applicable percentage rate per annum at such time with respect to such Borrower as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to either Borrower as to Borrowings of any Type at any time, the percentage rate per annum applicable at such time to Borrowings of such Type to such Borrower as set forth in the Pricing Schedule.

“Approved Borrower Portal” means any electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Cost Recovery Bonds” means securities that are issued by the Borrowing Subsidiary or any of its subsidiaries (or any instrumentality statutorily authorized to issue such securities for the benefit of the Borrowing Subsidiary or any of its subsidiaries (whether or not a subsidiary of the Borrowing Subsidiary)), which securities are (a) issued under and in accordance with applicable state public utility law (and expressly approved by the applicable state public utility commission) with respect to the recovery of designated costs or expenditures (including through applicable state public utility commission order for financing) with respect to regulated assets or regulatory assets authorized by the applicable state public utility commission, (b) limited in recourse to assets that are rights to collect designated charges authorized by applicable law to be invoiced to customers of the Borrowing Subsidiary or such subsidiary thereof (together with ancillary related assets customarily included therewith, collectively, “Designated Charges”) and that are in any event non-recourse to the Borrowers (other than for failure to collect and pay over such Designated Charges and other customary indemnities for comparable financings) and (c) payable solely from Designated Charges.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan, Barclays, MUFG, BofA Securities, Inc., Mizuho and Wells Fargo Securities, LLC and their respective successors, in their respective capacities as joint lead arrangers and joint bookrunners.

“ASC” means Accounting Standards Codification.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.4, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

“Attributable Indebtedness” means, as to any Sale and Leaseback Transaction at any time, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided that if a Sale and Leaseback Transaction results in a Finance Lease, the amount of Attributable Indebtedness as to such Sale and Leaseback Transaction will be determined in accordance with the definition of “Finance Lease Obligations”.

“Augmenting Lender” is defined in Section 2.22(a).

“Authorized Officer” of either Borrower means any of the chief executive officer, president, chief operating officer, chief financial officer, treasurer, assistant treasurer or vice president of such Borrower, acting singly.

“Availability Termination Date” means, as to either Borrower, the earliest of (a) the Maturity Date, (b) the reduction of the Borrower Sublimit of such Borrower to zero pursuant to Section 2.8 or termination of the obligation to make Loans to, or issue Letters of Credit for the account of, such Borrower pursuant to Section 7.2 and (c) the date of termination in whole of the Commitments pursuant to Section 2.8 or Section 7.2.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment at such time minus the Aggregate Revolving Credit Exposure at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person is the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it (including the Federal Deposit Insurance Corporation), or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest in, or the exercise of control over, such Person or the direct or indirect parent of such Person by a Governmental Authority so long as such ownership interest or such exercise of control does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Barclays” means Barclays Bank PLC.

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)            the Daily Simple SOFR; and

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrowers) in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrowers and substantially consistent with the practices of the Administrative Agent in similar syndicated loans) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.3(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.3(b).

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“BofA” means Bank of America, N.A.

“Borrower Communications” means, collectively, any Borrowing Notice, Conversion/Continuation Notice, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.

“Borrower Credit Exposure” means, with respect to either Borrower at any time, the sum of (a) the aggregate principal amount of the Revolving Loans and the Swingline Loans made to such Borrower and outstanding at such time and (b) the portion of the LC Exposure at such time that is attributable to Letters of Credit issued for the account of such Borrower.

“Borrower Sublimit” means (a) as to the Company, $800,000,000 and (b) as to the Borrowing Subsidiary, $1,100,000,000, in each case as such sublimit may be reduced from time to time pursuant to Section 2.8.

“Borrower” means each of the Company and the Borrowing Subsidiary.

“Borrowing” means (a) Revolving Loans of the same Type and to the same Borrower made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Notice” means a request by a Borrower for a Borrowing in accordance with Section 2.3 or 2.6, as applicable, which shall be in the form reasonably approved by the Administrative Agent and separately provided to the Company, or any other form reasonably approved by the Administrative Agent.

“Borrowing Subsidiary” means Ameren Illinois Company, an Illinois corporation, and any successor thereto permitted by, and that assumes its obligations in accordance with, Section 6.9.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Daily Simple SOFR Loan or a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Daily Simple SOFR Loans or Term SOFR Loans, or any other dealings in respect of such Loans referencing the Daily Simple SOFR or the Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Change in Control” means, in respect of each Borrower, (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company, (b) the Company shall cease to own, directly or indirectly, shares of capital stock of the Borrowing Subsidiary representing both (i) 80% of the ordinary voting power represented by the issued and outstanding common stock of the Borrowing Subsidiary on a fully diluted basis and (ii) 80% of the ordinary voting power represented by the issued and outstanding capital stock of the Borrowing Subsidiary on a fully diluted basis, or (c) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time cease to be occupied by Persons who were either (i) members of the board of directors of the Company on the Restatement Effective Date, (ii) nominated, appointed or approved prior to their election by a majority of the directors described in clause (i) above or a committee or subcommittee thereof to which such power was delegated or (iii)  nominated, appointed or approved prior to their election by a majority of the directors described in clauses (i) and/or (ii) above.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Chapter 100 Indebtedness” means any obligations of the Company or Union Electric under any lease contemplated by the definition of Chapter 100 Transaction (and, for the avoidance of doubt, any indebtedness of a city or county in the State of Missouri referred to in such definition).

“Chapter 100 Transaction” means a transaction or series of related transactions between the Company and/or Union Electric, on the one hand, and any city or county of the State of Missouri, on the other, pursuant to which (a) the Company and/or Union Electric conveys to, and subsequently leases from, such city or county certain land and/or improvements thereon and (b) such city or county issues indebtedness (which is purchased by the Company and/or Union Electric) to finance the acquisition of such land and/or improvements thereon, all as part of an arrangement known as a “Chapter 100” transaction.

“Charges” is defined in Section 9.18.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum permitted amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The amount of each Lender’s Commitment as of the Restatement Effective Date is set forth on Schedule 2.1, or in the Assignment and Assumption or the Commitment Increase Amendment pursuant to which such Lender shall have assumed or extended its Commitment, as applicable.

“Commitment Increase” is defined in Section 2.22(a).

“Commitment Increase Amendment” is defined in Section 2.22(a).

“Commonly Controlled Entity” means, with respect to either Borrower, any trade or business, whether or not incorporated, which is under common control with such Borrower or any subsidiary of such Borrower within the meaning of Section 4001 of ERISA or that, together with such Borrower or any subsidiary of such Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Administrative Agent or either Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.3, including through the Approved Electronic Platform.

“Company” means Ameren Corporation, a Missouri corporation, and any successor thereto permitted by, and that assumes its obligations in accordance with, Section 6.9.

“Consolidated Net Worth” of a Borrower means, at any time, the consolidated total shareholders’ equity (including any portion thereof attributable to preferred stock, Hybrid Securities and Mandatorily Convertible Securities) of such Borrower and its consolidated subsidiaries at such time, determined on a consolidated basis in accordance with the Agreement Accounting Principles.

“Consolidated Tangible Assets” of a Borrower means, at any time, (a) the total amount of all assets of such Borrower and its consolidated subsidiaries at such time, determined on a consolidated basis in accordance with the Agreement Accounting Principles, minus (b) to the extent included in the total amount of such Borrower’s and its consolidated subsidiaries’ total assets, the net book value of all (i) goodwill, including the excess cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, tradenames and copyrights, (v) treasury stock, (vi) Operating Lease right-of-use assets, (vii) franchises, licenses and permits and (viii) other assets which are deemed intangible assets under the Agreement Accounting Principles.

“Consolidated Total Capitalization” means, as to either Borrower at any time, the sum of Funded Debt of such Borrower and the Consolidated Net Worth of such Borrower, each calculated at such time; provided that for purposes of calculating Consolidated Total Capitalization of either Borrower at any time, the portion of the Consolidated Net Worth of such Borrower attributable to the Hybrid Securities and Mandatorily Convertible Securities that may be included in the Consolidated Total Capitalization of such Borrower calculated at such time shall be limited to the portion thereof that does not exceed, in the aggregate, 15% of Consolidated Total Capitalization of such Borrower as so calculated.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any keep well agreement or similar agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided that the term “Contingent Obligation” shall not include the endorsement of negotiable instruments for deposit or collection.

“Contribution Percentage” means, at any time with respect to each Borrower, the ratio, expressed as a percentage, of such Borrower’s Borrower Sublimit to the aggregate amount of both Borrower Sublimits at such time; provided that, if the Commitments or all of the Borrower Sublimits shall have been terminated, the Contribution Percentages shall be determined based on the Borrower Sublimits most recently in effect prior to such termination. As of the Restatement Effective Date, the Contribution Percentage of each Borrower is (a) in the case of the Borrowing Subsidiary, 57.89%, and (b) in the case of the Company, 42.11%. The Contribution Percentage with respect to any amount owing by a Borrower shall be determined as of the time such amount shall have become due.

“Conversion/Continuation Notice” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.10, which shall be in the form reasonably approved by the Administrative Agent and separately provided to the Company, or any other form reasonably approved by the Administrative Agent.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” means the making of a Loan (as opposed to the conversion or continuation of a Loan that does not increase the aggregate outstanding principal amount of such Loan) or the issuance of, or an extension of or an amendment to increase the amount of, a Letter of Credit hereunder.

“Credit Extension Date” means, with respect to either Borrower, the date of making of a Loan to, or the date of issuance of, or an extension of or an amendment to increase the amount of, a Letter of Credit for the account of, such Borrower.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple SOFR” means, for any day, (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR, as so determined, would be less than zero, the Daily Simple SOFR shall be deemed to be zero. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m., New York City time, on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such SOFR Determination Date.

“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means a Loan that bears interest by reference to the Daily Simple SOFR.

“Default” means an event or condition that constitutes an Event of Default or that, upon the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified either Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding such obligations under this Agreement cannot be satisfied) or generally under any other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, an Issuing Bank or the Swingline Lender, in each case acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent, such Issuing Bank or the Swingline Lender, as applicable, of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Designated Charges” is defined in the definition of “Approved Cost Recovery Bonds”.

“Disclosed Matters” means the events, actions, suits and proceedings and the environmental matters disclosed on Schedule 5 hereto or in the Exchange Act Documents.

“Dispose” means, in respect of any asset, to sell, lease, transfer or otherwise dispose of such asset, and the term “Disposition” shall have a correlative meaning.

“Documentation Agent” means each of BofA, Mizuho and Wells Fargo.

“Dollar” and “$” mean the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Lender, any Affiliate of a Lender or an Approved Fund or any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender, a Borrower or a subsidiary or other Affiliate of a Borrower.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into air, surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Event” means, as to either Borrower, (a) any Reportable Event with respect to such Borrower or any Commonly Controlled Entity of such Borrower, (b) the failure of any Plan to comply with the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan of such Borrower or any Commonly Controlled Entity of such Borrower, (d) the incurrence by such Borrower or any Commonly Controlled Entity of such Borrower of any liability under Title IV of ERISA with respect to the termination of any Plan of such Borrower or any Commonly Controlled Entity of such Borrower, (e) the receipt by such Borrower or any Commonly Controlled Entity of such Borrower from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan of such Borrower or any Commonly Controlled Entity of such Borrower, (f) the incurrence by such Borrower or any Commonly Controlled Entity of such Borrower of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan of such Borrower or any Commonly Controlled Entity of such Borrower, or (g) the receipt by such Borrower or any Commonly Controlled Entity of such Borrower of any notice, or the receipt by any Multiemployer Plan from such Borrower or any Commonly Controlled Entity of such Borrower of any notice, concerning the imposition of “withdrawal liability” (as defined in Part I of Subtitle E of Title IV of ERISA) or a determination that a Multiemployer Plan of such Borrower or any Commonly Controlled Entity of such Borrower is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” is defined in Article VII.

“Exchange Act Documents” means (a) the Annual Reports of the Company and the Borrowing Subsidiary to the SEC on Form 10-K for the fiscal year ended December 31, 2024, (b) the Quarterly Reports of the Company and the Borrowing Subsidiary to the SEC on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and (c) all Current Reports of the Company and the Borrowing Subsidiary to the SEC on Form 8-K filed from January 1, 2025, to but excluding the Restatement Effective Date, but in each case excluding any portion thereof under the heading “Risk Factors” or “Forward Looking Statements” and any other statements therein that are cautionary in nature.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, such Lender’s applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by either Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party to this Agreement or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Illinois Credit Agreement” means this agreement as in effect immediately prior to the Restatement Effective Date.

“Existing Letter of Credit” means each letter of credit previously issued for the account of either Borrower by any of the Issuing Banks under or pursuant to the Existing Illinois Credit Agreement that is (a) outstanding on the Restatement Effective Date and (b) listed on Schedule 2.4A.

“Existing Maturity Date” is defined in Section 2.20.

“Extending Lender” is defined in Section 2.20.

“Extension Request” is defined in Section 2.20.

“Facility Fee” is defined in Section 2.7(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect to the implementation of the foregoing, and any official interpretation thereof.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Finance Lease” of a Person means any lease of property by such Person as lessee, or any other agreement conveying to such Person the right to use property, in each case, that would be characterized as a “finance lease” in accordance with the Agreement Accounting Principles.

“Finance Lease Obligations” of a Person means the obligations of such Person to pay rent or other amounts under any Finance Lease, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the amount thereof recognized on a balance sheet of such Person in accordance with the Agreement Accounting Principles at such time.

“First Mortgage Bonds” means bonds or other indebtedness issued (including for pledge to secure other Indebtedness) pursuant to the IP Indenture.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark. For the avoidance of doubt, the initial Floor for the Daily Simple SOFR and the Term SOFR is zero.

“Former CILCO Indenture” means the Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, as heretofore supplemented and amended, between the Borrowing Subsidiary (as successor by merger to Central Illinois Light Company, formerly an Illinois corporation and a subsidiary of the Company) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, which indenture was discharged on the Former CILCO Indenture Discharge Date.

“Former CILCO Indenture Discharge Date” means October 31, 2019.

“Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of a Person means, at any time, without duplication, as calculated on a consolidated basis for such Person and its consolidated subsidiaries: (a) obligations for borrowed money; (b) obligations representing the deferred purchase price of property or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (i) due more than nine months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or a similar written instrument; (c) Funded Debt of any other Person, whether or not assumed, secured by Liens on or payable out of the proceeds of or revenues derived from property now or hereafter owned or acquired by such Person or its consolidated subsidiaries; provided, however, that so long as such Person or any consolidated subsidiary has no direct or contingent obligation in respect of such Funded Debt (apart from property of such Person or any such consolidated subsidiary being subject to such Lien), the amount of such Funded Debt shall for all purposes of this Agreement be deemed to be the lesser of (i) any contractual limit on the maximum amount recoverable from such Lien by the holder thereof and (ii) the fair market value of the property that is subject to such Lien; (d) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments; (e) Finance Lease Obligations; (f) Contingent Obligations for Funded Debt of any other Person; (g) non-contingent reimbursement obligations under letters of credit, bankers’ acceptances, surety bonds and similar instruments issued upon the application of such Person or any consolidated subsidiary thereof or upon which such Person or a consolidated subsidiary thereof is an account party or for which such Person or any consolidated subsidiary thereof is in any way liable; (h) Off-Balance Sheet Liabilities; and (i) Attributable Indebtedness under Sale and Leaseback Transactions; provided, however, that in no event shall any calculation of Funded Debt include deferred taxes; and provided, further, that there shall be excluded from “Funded Debt” (1) any and all Indebtedness in respect of which no Borrower or any of its consolidated subsidiaries (other than an SPC) has any direct liability or Contingent Obligation (or any Lien on any of their properties securing such Indebtedness), (2) any Indebtedness incurred pursuant to a Permitted Securitization, (3) any Indebtedness in respect of any Approved Cost Recovery Bonds, (4) Indebtedness under any Hybrid Securities and Mandatorily Convertible Securities, (5) obligations under any Hedging Transaction or other swap, forward, future or derivative transaction, option or similar transaction, (6) any Chapter 100 Indebtedness and (7) any obligations that under GAAP at any time would be Funded Debt or Indebtedness but are not treated as such as a result of the application of the second and the last sentences of Section 1.3 or the following sentence. It is acknowledged and agreed that any indebtedness arising from the application of ASC Topic 842 Leases as it relates to Operating Leases shall not, except if constituting Attributable Indebtedness under Sale and Leaseback Transactions, constitute “Funded Debt” hereunder.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Hedging Transaction” of a Person means any transaction linked to one or more interest rates, foreign currencies, or equity prices (including an agreement with respect thereto) now existing or hereafter entered by such Person which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof.

“Hybrid Securities” means, on any date, any securities, other than common stock, issued by the Company or a Hybrid Vehicle that meet the following criteria: (a) such securities have been accorded, and as of the date of determination continue to be accorded, “equity” credit (however denominated) by S&P, Moody’s and Fitch and (b) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to a date at least 91 days after the Maturity Date. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock of the Company or the applicable Hybrid Vehicle.

“Hybrid Vehicle” means a special purpose subsidiary directly owned by the Company, or a trust formed by the Company, in each case for the sole purpose of issuing Hybrid Securities and which conducts no business other than the issuance of Hybrid Securities and activities incidental thereto.

“Illegality Notice” is defined in Section 3.6.

“Inactive Subsidiary” means any Subsidiary of a Borrower that (a) does not conduct any business operations, (b) has assets with a total book value not in excess of $25,000,000 and (c) does not have any Indebtedness outstanding.

“Indebtedness” of a Person means, at any time, without duplication: (a) obligations for borrowed money; (b) obligations representing the deferred purchase price of property or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (i) due more than nine months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or a similar written instrument; (c) Indebtedness of any other Person, whether or not assumed, secured by Liens on or payable out of the proceeds of or revenues derived from property now or hereafter owned or acquired by such Person; provided, however, that so long as such Person has no direct or contingent obligation in respect of such Indebtedness (apart from property of such Person being subject to such Lien), the amount of such Indebtedness shall for all purposes of this Agreement be deemed to be the lesser of (i) any contractual limit on the maximum amount recoverable from such Lien by the holder thereof and (ii) the fair market value of the property that is subject to such Lien; (d) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments; (e) Finance Lease Obligations; (f) Contingent Obligations with respect to Indebtedness of any other Person; (g) reimbursement obligations under letters of credit, bankers’ acceptances, surety bonds and similar instruments issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable; (h) Off-Balance Sheet Liabilities; (i) Attributable Indebtedness under Sale and Leaseback Transactions; (j) Net Mark-to-Market Exposure under Hedging Transactions; and (k) any other obligation for borrowed money which in accordance with the Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade); provided that there shall be excluded from “Indebtedness” any Chapter 100 Indebtedness. It is acknowledged and agreed that any indebtedness arising from the application of ASC Topic 842 Leases as it relates to Operating Leases shall not, except if constituting Attributable Indebtedness under Sale and Leaseback Transactions, constitute “Indebtedness” hereunder.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of either Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and, in respect of either Borrower, the Availability Termination Date for such Borrower, (b) with respect to any Daily Simple SOFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the making of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and, in respect of either Borrower, the Availability Termination Date for such Borrower, (c) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and, in respect of either Borrower, the Availability Termination Date for such Borrower and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and, in respect of either Borrower, the Availability Termination Date for such Borrower.

“Interest Period” means, with respect to a Term SOFR Borrowing, a period commencing on the date of such Borrowing and ending on but excluding the day that corresponds numerically to such date one, three or six months (or such other period as each Lender shall have agreed) thereafter (subject to the availability of Term SOFR for such period); provided, however, that (a) if any Interest Period commences on the last Business Day of a calendar month or on a day for which there is no such numerically corresponding day in such next, third or sixth succeeding month (or in the last calendar unit of such other period as each Lender shall have agreed), such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month (or of such calendar unit of such other approved period), (b) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if such next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day, (c) no Interest Period in respect of a Borrowing to either Borrower may end after the then effective Availability Termination Date for such Borrower and (d) no tenor that has been removed from this definition pursuant to Section 3.3(b)(iv) shall be available for specification in any Borrowing Notice or Conversion/Continuation Notice. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IP Indenture” means the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, as heretofore or from time to time hereafter supplemented and amended in compliance herewith and therewith, in each case, between the Borrowing Subsidiary (as successor by merger to Illinois Power Company, formerly an Illinois corporation and a subsidiary of the Company) and the IP Trustee.

“IP Trustee” means The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank, as Trustee, and any other successors thereto as trustee under the IP Indenture.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means, at any time, JPMorgan, Barclays, MUFG, BofA, Mizuho, Wells Fargo and each other Person that, with the consent of the Borrowers, shall have become an Issuing Bank hereunder as provided in Section 2.4(j) (and other than any such Person that shall have ceased to be an Issuing Bank as provided in Section 2.4(j)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank reasonably acceptable to the applicable Borrower, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch (it being agreed that such Issuing Bank shall, or shall cause such Affiliate or branch to, comply with the requirements of Section 2.4 with respect to such Letters of Credit).

“Issuing Bank Agreement” is defined in Section 2.4(j).

“JPMorgan” means JPMorgan Chase Bank, N.A.

“LC Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.4, expressed as an amount representing the maximum aggregate permitted amount of the LC Exposure that may be attributable to Letters of Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.4B or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.4(j), in its Issuing Bank Agreement. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Borrowers, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“LC Commitment Termination Date” means, as to each Issuing Bank, the Maturity Date; provided that if the Maturity Date shall have been extended pursuant to Section 2.20 but such Issuing Bank, in its capacity as a Lender, shall have been a Non-Extending Lender, then the LC Commitment Termination Date shall, as to such Issuing Bank, mean the Maturity Date in effect immediately prior to such extension.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum, without duplication, of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender (including any Lender that is an Issuing Bank) at any time shall be its Pro Rata Share of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.21 of the LC Exposures of Defaulting Lenders in effect at such time.

“LC Participation Fee” is defined in Section 2.7(b).

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each Issuing Bank and each Related Party of any of the foregoing Persons.

“Lenders” means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.22, in each case until such time as such Person ceases to be a Lender hereunder. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Installation” means, with respect to a Lender, the office, branch, subsidiary or Affiliate of such Lender set forth in its Administrative Questionnaire provided to the Administrative Agent in connection herewith or otherwise selected by such Lender pursuant to Section 2.17.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, in each case, issued for the account of either Borrower (or any of its subsidiaries to the extent permitted hereunder).

“Liabilities” means any losses, claims, demands, damages or liabilities of any kind.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Finance Lease or other title retention agreement, or, in the case of stock, under any stockholders’ agreement, voting trust agreement or any similar arrangement).

“Loan Documents” means this Agreement, any Commitment Increase Amendment, the Notes, if any, issued pursuant to Section 2.14(d) and any other operative agreement therein designated as being a “Loan Document” executed and delivered by either of the Borrowers and the Administrative Agent in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Mandatorily Convertible Securities” means, on any date, any mandatorily convertible equity-linked securities issued by the Company or the Borrowing Subsidiary that meet the following criteria: (a) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to the date that is 91 days after the Maturity Date and (b) the claims of holders of any such securities are subordinated to the claims of the Lenders in respect of the Obligations of the Borrowers on terms reasonably satisfactory to the Administrative Agent. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock of the Company or the Borrowing Subsidiary.

“Material Adverse Effect” means, with respect to either Borrower, a material adverse effect on (a) the business, property, financial condition, operations or results of operations of such Borrower and its subsidiaries taken as a whole, (b) the ability of such Borrower to perform its material obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents against such Borrower or the rights or remedies of the Administrative Agent or the Lenders thereunder; provided that in any event none of (i) any litigation, arbitration, governmental investigation, proceeding, case, contest, hearing or inquiry that is a Disclosed Matter with respect to such Borrower or (ii) the inability of such Borrower to issue commercial paper will, individually or collectively, constitute a Material Adverse Effect with respect to such Borrower or, insofar as they result from or relate to any other event or condition, be taken into consideration in determining whether such other event or condition constitutes a Material Adverse Effect with respect to such Borrower.

“Material Indebtedness” means any Indebtedness (other than (x) any Indebtedness incurred as part of any Permitted Securitization or any Approved Cost Recovery Bond, (y) any Indebtedness in respect of which no Borrower or other Subsidiary (other than an SPC or a Project Finance Subsidiary) is a direct obligor or has any Contingent Obligations (and which is not secured by a Lien on any property of any Borrower or a Subsidiary) or (z) any obligations in respect of any Hedging Transaction or other swap, forward, future or derivative transaction, option or similar transaction) in an outstanding principal amount of $150,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Maturity Date” means the fifth anniversary of the Restatement Effective Date, as such date may be extended pursuant to Section 2.20; provided that if such date shall not be a Business Day, then the “Maturity Date” shall be the immediately preceding Business Day.

“Maximum Rate” is defined in Section 9.18.

“Mizuho” means Mizuho Bank, Ltd.

“MNPI” means material information concerning the Borrowers or their Affiliates or the securities of any of the foregoing that could reasonably be expected to be material for purposes of the United States federal and state securities laws and that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act of 1933 and the Securities Exchange Act of 1934.

“Money Pool Agreements” means, collectively, (a) that certain Fourth Amended Ameren Corporation System Utility Money Pool Agreement, dated as of July 31, 2015, by and among the Company, Ameren Services Company, Union Electric and the Borrowing Subsidiary, as amended, supplemented, restated or substituted from time to time (including the addition of any of their Affiliates as parties thereto), (b) that certain Ameren Corporation System Amended and Restated Non-Regulated Subsidiary Money Pool Agreement, dated as of August 31, 2015, by and among the Company, Ameren Services Company and certain subsidiaries of the Company excluding the Borrowing Subsidiary and Union Electric, as amended, supplemented, restated or substituted from time to time (including the addition of any of their Affiliates, other than the Borrowing Subsidiary and Union Electric and their subsidiaries, as parties thereto) and (c) any similar agreements that may be entered into by the Company and/or any of its subsidiaries from time to time.

“Moody’s” is defined in the Pricing Schedule.

“Moody’s Rating” is defined in the Pricing Schedule.

“MUFG” means MUFG Bank, Ltd.

“Multiemployer Plan” means, with respect to a Borrower or a Commonly Controlled Entity of such Borrower, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which either is required to contribute.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedging Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Hedging Transaction as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” is defined in Section 2.20.

“Non-Material Subsidiary” means, with respect to either Borrower, (a) any Inactive Subsidiary and (b) any other Subsidiary of such Borrower which does not constitute a “significant subsidiary” under Regulation S-X promulgated by the SEC as in effect from time to time; provided that, with respect to either Borrower, if the combined consolidated assets or combined consolidated revenues of all such Subsidiaries of such Borrower that are then deemed to be Non-Material Subsidiaries pursuant to clause (b) above, when considered together, represent (i) 15% or more, in the aggregate, of the consolidated total assets of such Borrower and its subsidiaries or (ii) 15% or more, in the aggregate, of the consolidated revenues of such Borrower and its subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters covered by annual or quarterly financial statements of such Borrower referred to in Section 5.4 or delivered pursuant to Section 6.1 (including by the filing of such financial statements with the SEC in accordance with the provisions of such Section), then one or more of such Subsidiaries shall for all purposes of this Agreement be deemed not to be a Non-Material Subsidiary in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and its consolidated subsidiaries) of their total assets or revenues, as the case may be, until the circumstances described in clause (i) or (ii) above are eliminated.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” is defined in Section 2.14(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, with respect to either Borrower, all Loans, reimbursement obligations in respect of LC Disbursements, advances, debts, liabilities, obligations, covenants and duties owing by such Borrower to the Administrative Agent, any Issuing Bank, any Lender, the Arrangers, any Affiliate of the foregoing or any indemnitee under the provisions of Section 9.10 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to either Borrower under this Agreement or any other Loan Document.

“Off-Balance Sheet Liability” of a Person means the principal component of (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person but, in each case, excluding obligations under Operating Leases and Chapter 100 Transactions that are not the functional equivalent of or take the place of a borrowing.

“Operating Lease” of a Person means any lease of property by such Person as lessee, or any other agreement conveying to such Person the right to use property, in each case, that would be characterized as an “operating lease” in accordance with the Agreement Accounting Principles.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or (except in the case of a Recipient that is a Defaulting Lender) sold or assigned pursuant to Section 2.19 an interest in any Loan, Letter of Credit, Commitment or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant Register” is defined in Section 9.4(c)(iii).

“Participants” is defined in Section 9.4(c)(i).

“Payment” is defined in Section 8.12(a).

“Payment Notice” is defined in Section 8.12(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Convertible Indebtedness” means unsecured Indebtedness of the Company that is convertible into (a) shares of common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock or such other securities or property), and (b) cash in lieu of fractional shares of common stock of the Company.

“Permitted Securitization” means any sale, grant and/or contribution, or series of related sales, grants and/or contributions, by the Borrowing Subsidiary or any other subsidiary of the Company of Receivables to a trust, corporation or other entity, where the purchase of such Receivables is funded or paid for in whole or in part by the incurrence or issuance by the purchaser, grantee or any successor entity of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such Receivables (provided, however, that “Indebtedness” as used in this definition shall not include Indebtedness incurred by an SPC or another subsidiary of the Company owed to the Company, the Borrowing Subsidiary or any other subsidiary of the Company which (x) represents all or a portion of the purchase price or other consideration paid by the SPC or other subsidiary of the Company for such Receivables or interest therein, except for such Indebtedness that at the time it is incurred is expected to be refinanced within 30 days with the proceeds of investments by Persons that are not Affiliates of the Company in the Indebtedness or securities of an SPC, or (y) is of a nature and amount that is customarily owed by SPCs to sellers of Receivables in the context of true-sale securitization transactions), where (a) any recourse, repurchase, hold harmless, indemnity or similar obligations of the Company, the Borrowing Subsidiary or any other subsidiary of the Company (other than any SPC that is a party to such transaction) in respect of Receivables sold, granted or contributed, or payments made in respect thereof are customary for transactions of this type, and do not prevent the characterization of the transaction as a true sale under applicable laws (including debtor relief laws), (b) any recourse, repurchase, hold harmless, indemnity or similar obligations of any SPC in respect of Receivables sold, granted or contributed, or payments made in respect thereof are customary for transactions of this type and (c) such securitization transaction is, if required by applicable law, authorized pursuant to state legislation specifically authorizing such securitizations and, if such legislation so requires, by an order of the Illinois Commerce Commission.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Authority.

“Plan” means, with respect to either Borrower or a Commonly Controlled Entity of such Borrower at a particular time, any employee benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or Section 412 of the Code and in respect of which such Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Schedule” means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Share” means, at any time, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time and the denominator of which is the Aggregate Commitment at such time; provided that for purposes of Section 2.21 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean, with respect to a Lender, the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) at such time represented by such Lender’s Commitment at such time. If all the Commitments have terminated, each Lender’s Pro Rata Share shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Project Finance Subsidiary” means any Subsidiary created for the purpose of obtaining non-recourse (as to the Borrowers and their other subsidiaries which are not Project Finance Subsidiaries) financing for any operating asset that is the sole and direct obligor of Indebtedness incurred in connection with such financing. A Subsidiary shall be deemed to be a Project Finance Subsidiary only from and after the date on which such Subsidiary is expressly designated as a Project Finance Subsidiary to the Administrative Agent by written notice executed by an Authorized Officer of the Company or, if a subsidiary of the Borrowing Subsidiary, the Borrowing Subsidiary; provided that in no event shall the Borrowing Subsidiary be designated or deemed a Project Finance Subsidiary.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating” is defined in the Pricing Schedule.

“Receivables” means any (a) accounts receivable, (b) payment intangibles, (c) notes receivable, (d) rights to receive future payments and related rights of the Borrowing Subsidiary or any other subsidiary of the Company in respect of the recovery of deferred power supply costs and/or other costs through charges applied and invoiced to customers of the Borrowing Subsidiary or any other subsidiary of the Company, as authorized by an order of a public utilities commission pursuant to state legislation specifically authorizing the securitization thereof, or (e) any interests in any of the foregoing.

“Recipient” means (a) the Administrative Agent, (b) any Lender (and any Lending Installation with respect thereto) and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term SOFR, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days preceding the date of such setting and (c) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” is defined in Section 9.4(b)(iv).

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and any official rulings or interpretations of the Board of Governors thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and any official rulings or interpretations of the Board of Governors thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued under Section 4043 of ERISA, other than those events as to which the 30 day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. § 4043.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and the total unused amount of the Aggregate Commitment at such time. For purposes of this definition, Revolving Credit Exposure of the Lender that is also the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Pro Rata Share of the aggregate outstanding principal amount of the Swingline Loans, but adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means December 10, 2025.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, such Lender’s LC Exposure and such Lender’s Swingline Exposure at such time.

“Revolving Loan” means any Loan made pursuant to Section 2.1.

“S&P” is defined in the Pricing Schedule.

“S&P Rating” is defined in the Pricing Schedule.

“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent thereafter to lease such property as lessee. The amount of any Sale and Leaseback Transaction shall be deemed to equal the Attributable Indebtedness in respect thereof.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (as of the Restatement Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson, the Crimea Region of Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person located, operating, organized or resident in a Sanctioned Country or that is the subject or target of any Sanctions or (c) any Person 50% or more owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SPC” means (a) a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Receivables in connection with and pursuant to a Permitted Securitization, (b) any Hybrid Vehicle and (c) any special purpose entity formed to effect any issuance of Approved Cost Recovery Bonds.

“subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its subsidiaries or by such Person and one or more of its subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Subsidiary” means, with respect to each Borrower, any subsidiary of such Borrower; provided that, in the case of the Company, “Subsidiary” means only the Borrowing Subsidiary and each other subsidiary of the Company (other than Union Electric and its subsidiaries). Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

“Substantial Portion” means, with respect to the property of a Borrower and its Subsidiaries, property which represents more than 10% of the consolidated assets of such Borrower and its subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Borrower and its subsidiaries, in each case, as would be shown in the consolidated financial statements of such Borrower and its subsidiaries as at the end of or for the most recent period of four consecutive fiscal quarters covered by annual or quarterly financial statements of such Borrower referred to in Section 5.4 or delivered pursuant to Section 6.1 (including by the filing of such financial statements with the SEC in accordance with the provisions of such Section).

“Successor Borrower Requirements” is defined in Section 6.9(a).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Pro Rata Share of the total Swingline Exposure at such time (excluding, in the case of the Lender that is the Swingline Lender, the portion thereof attributable to the Swingline Loans outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of the Lender that is the Swingline Lender, the total Swingline Exposure at such time less any portion thereof with respect to which the other Lenders shall have funded their participations in the Swingline Loans.

“Swingline Lender” means JPMorgan, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.3.

“Syndication Agent” means each of Barclays and MUFG.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR, as so determined, would be less than zero, the Term SOFR shall be deemed to be zero.

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Type” means, with respect to any Borrowing or Loan, its nature as an ABR Borrowing or ABR Loan, a Term SOFR Borrowing or Term SOFR Loan or, if applicable pursuant to Section 3.3, a Daily Simple SOFR Borrowing or Daily Simple SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Union Electric” means Union Electric Company (d/b/a Ameren Missouri), a Missouri corporation and a subsidiary of the Company.

“Union Electric Credit Agreement” means the Amended and Restated Credit Agreement to be entered on or about the date hereof among the Company, Union Electric, the lenders party thereto and JPMorgan, as administrative agent.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 3.5(e)(ii)(B)(3).

“Wells Fargo” means Wells Fargo Bank, National Association.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible, intangible or mixed assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as including all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply). Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) references herein to “the date hereof” or “the date of this Agreement” shall be deemed to refer to the Restatement Effective Date and (f) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.3.          Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with the Agreement Accounting Principles. If any changes in GAAP or in the application thereof are hereafter required or permitted and are adopted by either Borrower or any of its subsidiaries with the agreement of its independent registered public accounting firm and such changes result in a change in the calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the request of such Borrower, the Administrative Agent or the Required Lenders, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating such Borrower’s and its Subsidiaries’ financial condition or other applicable financial metric shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Company, the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to the Agreement Accounting Principles, as they relate solely to such change, shall mean GAAP as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by any Borrower pursuant to Section 6.1 shall be prepared in accordance with GAAP in effect at such time (subject in the case of interim financial statements, to the absence of footnotes and year-end adjustments). Notwithstanding the foregoing, all accounting terms used in the calculation of any financial covenant or test shall be interpreted, and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made, (a) without giving effect to any election under ASC 825 or any similar or successor pronouncement or rule to value any Indebtedness at “fair value”, as defined therein, (b) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 or any similar or successor pronouncement or rule to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, provided that nothing in this clause (b) is intended to affect the treatment otherwise set forth herein of Hybrid Securities and Mandatorily Convertible Securities, and (c) without giving effect to any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, it being agreed that Indebtedness described in this clause (c) shall at all times be valued at the full stated principal amount thereof.

SECTION 1.4.          Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.3(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.5.          Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.1.          Commitment. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make Revolving Loans in Dollars to each Borrower from time to time from and including the Restatement Effective Date and prior to the Availability Termination Date for such Borrower; provided that, after giving effect thereto and to any repayments of outstanding Obligations made with proceeds of such Revolving Loans, (a) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitment, (b) the Revolving Credit Exposure of any Lender shall not exceed its Commitment and (c) the Borrower Credit Exposure of the Borrower requesting such Revolving Loan shall not exceed the Borrower Sublimit of such Borrower. Each Revolving Loan hereunder shall be made as part of a Revolving Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their Pro Rata Shares. Subject to the terms and conditions of this Agreement, each Borrower may, severally and not jointly with the other Borrower, borrow, repay and reborrow Revolving Loans at any time prior to the Availability Termination Date for such Borrower. The commitment of each Lender to lend to a Borrower hereunder shall automatically terminate on the Availability Termination Date for such Borrower.

SECTION 2.2.          Required Payments. Each Borrower, severally and not jointly with the other Borrower, hereby unconditionally promises to pay (a) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Availability Termination Date for such Borrower and the date that is 30 days after such Swingline Loan is made; provided that on each date that a Revolving Loan is made to such Borrower, such Borrower shall repay all Swingline Loans made to such Borrower then outstanding, and (b) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made by such Lender to such Borrower, (i) in the case of the Company, on the Availability Termination Date for the Company and (ii) in the case of the Borrowing Subsidiary, on the earlier of the Availability Termination Date for the Borrowing Subsidiary and (without limiting its ability to reborrow hereunder in accordance with the other terms of this Agreement, including to refinance such Revolving Loans) the date that is 364 days after the date on which such Revolving Loan is made.

SECTION 2.3.          Swingline Loans. Subject to the terms and conditions set forth in this Agreement, the Swingline Lender agrees to make Swingline Loans in Dollars to each Borrower from time to time from and including the Restatement Effective Date and prior to the Availability Termination Date for such Borrower, provided that, after giving effect thereto and to any repayments of outstanding Obligations made with proceeds of such Swingline Loans, (i) the aggregate principal amount of the Swingline Loans made to such Borrower and then outstanding shall not exceed $50,000,000, (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitment, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Commitment; provided that solely for purposes of this clause (iii), if the Commitment of the Lender that is the Swingline Lender is less than $50,000,000, such Commitment shall be deemed to be $50,000,000, (iv) the Borrower Credit Exposure of the Borrower requesting such Swingline Loan shall not exceed the Borrower Sublimit of such Borrower and (v) in the event the Maturity Date shall have been extended pursuant to Section 2.20, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date (other than any portion thereof that shall have been cash collateralized in accordance with Section 2.4(i)) and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date shall not exceed the sum of the Commitments that shall have been extended pursuant to such extension; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Subject to the terms and conditions of this Agreement, each Borrower may, severally and not jointly with the other Borrower, borrow, repay and reborrow Swingline Loans made to it at any time prior to the Availability Termination Date for such Borrower. The obligation of the Swingline Lender to make Swingline Loans to a Borrower hereunder shall automatically terminate on the Availability Termination Date for such Borrower.

(a)  To request a Swingline Loan, the applicable Borrower shall submit to the Swingline Lender, with a copy to the Administrative Agent, a completed Borrowing Notice signed by an Authorized Officer of such Borrower, not later than 3:00 p.m., New York City time, on the day of the proposed Swingline Loan; provided that if such Borrowing Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Notice shall be irrevocable and shall specify (i) the Borrower requesting such Swingline Loan, (ii) the requested borrowing date, which shall be a Business Day, of such Swingline Loan, (iii) the amount of such Swingline Loan and (iv) the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e), the identity of the Issuing Bank that has made such LC Disbursement. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan to be made by it hereunder available to the applicable Borrower by means of a wire transfer to the account specified in such Borrowing Notice or to the applicable Issuing Bank, as the case may be, by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(b)  The Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate principal amount of the Swingline Loans in which the Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day, and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.2. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds in the same manner as provided in Section 2.6(b) with respect to Revolving Loans made by such Lender (and Section 2.6(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to repay such Swingline Loan.

SECTION 2.4.          Letters of Credit.

(a)  General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees to issue, upon request of the Borrowing Subsidiary, Letters of Credit for the Borrowing Subsidiary’s own account or jointly for its own account and the account of any of its subsidiaries and (ii) each Issuing Bank agrees to issue, upon request of the Company, Letters of Credit for the Company’s own account or jointly for its own account and the account of any of its subsidiaries, other than the Borrowing Subsidiary and Union Electric and its subsidiaries, in each case denominated in Dollars and in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time prior to the earlier of the Availability Termination Date for such Borrower and the LC Commitment Termination Date for such Issuing Bank. The issuance, amendment and extension of Letters of Credit by any Issuing Bank shall be subject to its customary procedures therefor. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), to be, and shall constitute, a Letter of Credit issued hereunder for the account of the applicable Borrower thereunder. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower or any of its subsidiaries to, or entered into by a Borrower or any of its subsidiaries with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)  Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted under paragraph (c) of this Section)), the applicable Borrower shall deliver (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the account party or account parties with respect to such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit, together, in the case of a request for an issuance of a Letter of Credit, with draft language for such Letter of Credit reasonably acceptable to the applicable Issuing Bank. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Commitment, (ii) the Revolving Credit Exposure of any Lender will not exceed its Commitment, (iii) the Borrower Credit Exposure of the Borrower requesting such Letter of Credit will not exceed the Borrower Sublimit of such Borrower, (iv) the portion of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not, unless such Issuing Bank shall so agree, exceed the LC Commitment of such Issuing Bank, (v) the LC Exposure will not exceed $275,000,000 and (vi) in the event the Maturity Date shall have been extended pursuant to Section 2.20, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date (other than any portion thereof that shall have been cash collateralized in accordance with paragraph (i) of this Section) and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date shall not exceed the sum of the Commitments that shall have been extended pursuant to such extension. Notwithstanding the foregoing, no Issuing Bank shall be required to (A) issue, amend or extend any Letter of Credit (v) other than in Dollars, (w) if any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain, or by its terms purport to enjoin or restrain, such Issuing Bank from issuing, amending or extending such Letter of Credit, (x) if any applicable law or any order, request or directive (whether or not having the force of law) of any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or impose upon such Issuing Bank any restriction, reserve or capital or liquidity requirement with respect to such Letter of Credit not in effect on the Restatement Effective Date for which such Issuing Bank is not otherwise compensated (or assured to its satisfaction that it will be compensated) hereunder or any unreimbursed loss, cost or expense not applicable to such Issuing Bank on the Restatement Effective Date, which such Issuing Bank deems in good faith to be material to it and for which such Issuing Bank is not otherwise compensated (or assured to its satisfaction that it will be compensated) hereunder, (y) if such issuance, amendment or extension would violate one or more policies of such Issuing Bank applicable to letters of credit generally or (z) if, for Letters of Credit to be issued jointly for the account of either Borrower and any of its subsidiaries in accordance with Section 2.4(a), the applicable Issuing Bank has not received documentation that it shall have reasonably requested in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation, with respect to such subsidiaries, (B) issue any Letter of Credit that is a commercial letter of credit (as opposed to a standby letter of credit) if such Issuing Bank shall have advised the applicable Borrower that it is unable or not approved to do so, (C) in the case of any Letter of Credit containing an automatic extension provision, permit the extension of such Letter of Credit if (x) such Issuing Bank would have no obligation, at such time, to issue such Letter of Credit under the terms hereof and (y) the Issuing Bank gives notice of the non-extension thereof to the applicable Borrower and the beneficiary prior to the last date on which, under and pursuant to the terms of such Letter of Credit, such notice will be effective to prevent such renewal or (D) in the case of any amendment or extension (other than pursuant to automatic extension provisions) of any Letter of Credit, if such Issuing Bank would have no obligation, at such time, to issue such Letter of Credit under the terms hereof. If the Required Lenders notify the Issuing Banks that a Default or an Event of Default exists with respect to a requesting Borrower and instruct the Issuing Banks to suspend the issuance, amendment or extension of Letters of Credit for the account of such Borrower, no Issuing Bank shall issue, amend or extend (in the case of an automatic extension, only if such notice and instruction is received by the applicable Issuing Bank at least two Business Days prior to the date by which notice of non-extension must be given by such Issuing Bank) any Letter of Credit for the account of such Borrower without the consent of the Required Lenders until such notice is withdrawn by the Required Lenders (and each Lender that shall have delivered such notice agrees promptly to withdraw it at such time as no Default or Event of Default exists).

(c)  Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the LC Commitment Termination Date for the applicable Issuing Bank; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date that is five Business Days prior to the LC Commitment Termination Date for such Issuing Bank, unless otherwise permitted pursuant to the immediately succeeding proviso), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension; provided further that, with the prior consent of the applicable Issuing Bank, a Letter of Credit may be issued or extended with an expiration date beyond the fifth Business Day prior to the LC Commitment Termination Date for such Issuing Bank, in which case the applicable Borrower shall deposit, on or prior to the date that is 90 days prior to the LC Commitment Termination Date for such Issuing Bank, in an account with such Issuing Bank, for the benefit of the Lenders and such Issuing Bank, as cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and such Issuing Bank, an amount in cash equal to 101% of the aggregate amount of all outstanding Letters of Credit issued for its account by such Issuing Bank that have an expiration date later than the fifth Business Day prior to the LC Commitment Termination Date for such Issuing Bank.

(d)  Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Share of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the LC Commitment Termination Date for such Issuing Bank. Each Lender acknowledges and agrees that (i) its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default or an Event of Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.2.

(e)  Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower for the account of which such Letter of Credit was issued, severally and not jointly with the other Borrower, shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day on which such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day on which such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.1 or 2.3 that such payment be financed with an ABR Borrowing or a Swingline Loan to such Borrower in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan, as applicable. If such Borrower fails to make such payment when due, the applicable Issuing Bank shall give prompt notice and details thereof to the Administrative Agent, whereupon the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day, and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), each Lender shall pay to the Administrative Agent its Pro Rata Share of the payment then due from such Borrower, in the same manner as provided in Section 2.6(b) with respect to Loans made by such Lender (and Section 2.6(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders under this paragraph), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of an ABR Loan or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

(f)  Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section in respect of Letters of Credit issued for its account shall be several and not joint with the other Borrower, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to release or excuse an Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s wrongful honor or rejection of any drawing under such Letter of Credit to the extent arising out of the Issuing Bank’s gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, but subject to any non-waivable provisions of the laws and/or other rules to which a Letter of Credit is subject, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)  Disbursement Procedures. The Issuing Bank that is the issuer of any Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone or email (and, in the case of telephonic notice, promptly confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)  Interim Interest. If an Issuing Bank shall make any LC Disbursement in respect of any Letter of Credit, then, unless the Borrower for the account of which such Letter of Credit was issued shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date on which such LC Disbursement is made to but excluding the date on which such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans made to such Borrower; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12 shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for the applicable LC Disbursement shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses such Issuing Bank for the applicable LC Disbursement in full.

(i)  Cash Collateralization. If any Event of Default with respect to a Borrower shall occur and be continuing and the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) shall have terminated the Commitments insofar as they are available to such Borrower or accelerated the maturity of any Loans of such Borrower, in either case as a result of such Event of Default (and unless and until any such termination or acceleration has been rescinded), then on the Business Day that such Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash equal to 101% of the portion of the LC Exposure as of such date attributable to Letters of Credit issued for the account of such Borrower; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower described in Section 7.1(f) or  7.1(g). The Borrowers shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.21. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only if and to the extent requested by the applicable Borrower and then only at the option and sole discretion of the Administrative Agent, and all at such Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements under outstanding Letters of Credit issued for the account of the applicable Borrower for which it has not been reimbursed, together with related fees, costs and customary processing charges and, to the extent not so applied and subject to the return thereof required as set forth below, shall be held for the satisfaction of future reimbursement obligations under Letters of Credit issued for the account of such Borrower or, if the maturity of the Loans has been accelerated (but subject to (x) the consent of such Lenders with LC Exposures representing greater than 50% of the total LC Exposure and (y) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other Obligations of such Borrower under this Agreement. If either Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default with respect to such Borrower have been cured or waived and, if Loans or other Obligations (other than any unasserted contingent indemnity claims) of such Borrower have been accelerated, all such Loans and other Obligations of such Borrower have been repaid (or such acceleration has been rescinded). If either Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount (to the extent not applied as aforesaid), shall be returned to such Borrower as provided in such Section. If at any time the cash collateral of either Borrower shall exceed 101% of such portion of the LC Exposure as of such date attributable to Letters of Credit issued for the account of such Borrower, the Administrative Agent shall apply such excess funds to the payment of such Borrower’s outstanding Obligations (other than contingent Obligations in respect of Letters of Credit that are fully collateralized and unasserted contingent indemnification claims) or (x) if no such Obligations are then due and owing and no Event of Default with respect to such Borrower shall exist, shall release such excess funds to such Borrower or (y) if no such Obligations are outstanding (other than contingent Obligations in respect of Letters of Credit which are fully collateralized and unasserted contingent indemnification claims), such excess amount shall be released to such Borrower notwithstanding the existence of an Event of Default in respect of such Borrower.

(j)  Designation of Additional Issuing Banks; Termination of Appointment of Issuing Banks. From time to time, the Borrowers may, by notice to the Administrative Agent and the Lenders, designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form satisfactory to the Borrowers and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Borrowers and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank. If the Maturity Date shall be extended beyond the LC Commitment Termination Date of any Issuing Bank that is a Non-Extending Lender, the appointment of such Issuing Bank shall be terminated effective as of the Existing Maturity Date, at which time the Borrowers shall pay any unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.7(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all rights as an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue, amend or extend any Letters of Credit.

(k)  Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent, upon the reasonable request of the Administrative Agent, periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements.

(l)  LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Lender hereunder shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(m)  Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a subsidiary of any Borrower, or states that a subsidiary of any Borrower is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such subsidiary in respect of such Letter of Credit, the applicable Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of such Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such subsidiary in respect of such Letter of Credit.  Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such subsidiaries.

SECTION 2.5.          Types and Minimum Amounts of Borrowings. Revolving Borrowings may be ABR Borrowings, Term SOFR Borrowings or, if applicable pursuant to Section 3.3, Daily Simple SOFR Borrowings, as selected by the applicable Borrower in accordance with Sections 2.6 and 2.10. Swingline Loans may only be ABR Loans. At the commencement of each Interest Period for any Term SOFR Borrowing, and at the time each other Borrowing is made, such Borrowing shall be in the minimum amount of $5,000,000 (and in a multiple of $1,000,000 if in excess thereof); provided that (a) any Term SOFR Borrowing that results from a continuation of an outstanding Term SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing, (b) any ABR Borrowing (including any Swingline Loan) to a Borrower may be in the amount that is required to finance the reimbursement by such Borrower of an LC Disbursement as contemplated by Section 2.4(e) and (c) any Borrowing to a Borrower may be in the amount equal to the lesser of the Available Aggregate Commitment and the amount by which the Borrower Sublimit of such Borrower exceeds the Borrower Credit Exposure of such Borrower. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as shall have been consented to by the Administrative Agent in its sole discretion) Term SOFR Borrowings and Daily Simple SOFR Borrowings outstanding at the same time.

SECTION 2.6.          Requests for Revolving Borrowings; Funding of Revolving Loans. (a) To request a Revolving Borrowing, the applicable Borrower shall submit to the Administrative Agent a completed Borrowing Notice signed by an Authorized Officer of such Borrower not later than 1:00 p.m., New York City time, on the requested borrowing date in the case of an ABR Borrowing, on the third U.S. Government Securities Business Day prior to the requested borrowing date in the case of any Term SOFR Borrowing or, if applicable pursuant to Section 3.3, on the third U.S. Government Securities Business Day prior to the requested borrowing date in the case of any Daily Simple SOFR Borrowing; provided that, if such Borrowing Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each Borrowing Notice shall be irrevocable and shall specify:

(i)              the Borrower requesting such Revolving Borrowing;

(ii)             the requested borrowing date, which shall be a Business Day;

(iii)            the aggregate principal amount of such Revolving Borrowing;

(iv)            the Type of such Revolving Borrowing;

(v)             in the case of each Term SOFR Borrowing, the initial Interest Period applicable thereto, and

(vi)            the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of an ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e), the identity of the Issuing Bank that has made such LC Disbursement.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b)  The Administrative Agent shall provide prompt written notice to each Lender of each Borrowing Notice received by the Administrative Agent in accordance with this Section 2.6, specifying the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing. Not later than 3:00 p.m., New York City time, on the applicable requested borrowing date, each Lender shall make available its Revolving Loan or Revolving Loans, in immediately available funds in Dollars, at such account of the Administrative Agent as the Administrative Agent shall have most recently specified for such purpose by notice to the Lenders. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower by remitting such funds to an account of such Borrower designated by such Borrower in the applicable Borrowing Notice; provided that ABR Loans made to refinance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank specified by such Borrower in the applicable Borrowing Notice.

SECTION 2.7.          Facility Fee; Letter of Credit Fees.

(a)  Facility Fee. Subject to Section 2.21, each Borrower agrees, severally and not jointly with the other Borrower, to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”) at a per annum rate equal to such Borrower’s Applicable Fee Rate on its Contribution Percentage of the amount of such Lender’s Commitment (whether used or unused) from and including the Restatement Effective Date to and including the Availability Termination Date for such Borrower; provided that if any Lender continues to have Revolving Credit Exposure attributable to such Borrower after the Availability Termination Date for such Borrower (excluding any such Revolving Credit Exposure in respect of LC Exposure which is cash collateralized hereunder), then the Facility Fee shall continue to accrue on the aggregate principal amount of such Revolving Credit Exposure until such Lender ceases to have any such Revolving Credit Exposure. Facility Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all Facility Fees accrued for the account of such Borrower shall be payable on the Availability Termination Date for such Borrower and any such Facility Fees accruing after the Availability Termination Date for such Borrower shall be payable on demand.

(b)  Letter of Credit Fees. Each Borrower agrees, severally and not jointly with the other Borrower, to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower (the “LC Participation Fee”), which shall accrue at a per annum rate equal to such Borrower’s Applicable Fee Rate on the average daily amount of that portion of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued for the account of such Borrower during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any such LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between such Borrower and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of such Issuing Bank’s LC Commitment and the date on which there ceases to be any such LC Exposure attributable to Letters of Credit issued by such Issuing Bank for such Borrower, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit issued by such Issuing Bank for the account of such Borrower or processing of drawings thereunder. LC Participation Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees accrued for the account of such Borrower shall be payable on the Availability Termination Date for such Borrower and any such fees accruing after the Availability Termination Date for such Borrower shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable promptly upon receipt of an invoice therefor in reasonable detail.

SECTION 2.8.          Termination of and Reductions in Aggregate Commitment and Borrower Sublimits. Unless previously terminated, the Commitments will automatically terminate on the Maturity Date. The Company (on behalf of itself and the Borrowing Subsidiary) may permanently reduce (subject to its right pursuant to Section 2.22 to subsequently increase) the Aggregate Commitment (with or without reducing the Borrower Sublimit of either Borrower), and (without limiting the foregoing) the Borrowing Subsidiary or the Company, as applicable, may permanently reduce its Borrower Sublimit (with or without reducing the Aggregate Commitment), in each case, in whole or in part and without penalty or premium, in integral multiples of $5,000,000, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify, as applicable, (a) the aggregate amount of any such reduction and/or (b) the individual amount by which the applicable Borrower Sublimit shall be reduced; provided, however, that (i) the amount of the Aggregate Commitment may not be reduced below the Aggregate Revolving Credit Exposure and (ii) the Borrower Sublimit of either Borrower may not be reduced below the Borrower Credit Exposure of such Borrower, in each case, giving effect to any prepayment to be made on such date. Each such notice delivered by any Borrower pursuant to this Section 2.8 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Aggregate Commitment under this paragraph shall reduce ratably the Commitments of all the Lenders.

SECTION 2.9.          Optional Principal Payments. Each Borrower may from time to time prepay, without penalty or premium, any outstanding ABR Revolving Borrowing of such Borrower, or any portion of such outstanding ABR Revolving Borrowing, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least one Business Day’s prior written notice to the Administrative Agent. Each Borrower may from time to time prepay, without penalty or premium, any outstanding Swingline Loan of such Borrower, or any portion of such outstanding Swingline Loan, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least one Business Day’s prior notice to the Swingline Lender and the Administrative Agent. Each Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, any outstanding Term SOFR Borrowing of such Borrower, or any portion of such outstanding Term SOFR Borrowing, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three U.S. Government Securities Business Days’ prior written notice to the Administrative Agent. Each Borrower may from time to time prepay, without penalty or premium, any outstanding Daily Simple SOFR Borrowing of such Borrower, or any portion of such outstanding Daily Simple SOFR Borrowing, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three U.S. Government Securities Business Days’ prior written notice to the Administrative Agent. Any optional prepayment of any Revolving Borrowing under this Section shall be applied ratably to the Revolving Loans of all the Lenders comprising such Revolving Borrowing. Each such notice delivered by any Borrower pursuant to this Section 2.9 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Failure to make any optional payment of Borrowings under this Section 2.9 on the date specified by the applicable Borrower to the Administrative Agent or, if applicable, the Swingline Lender shall not constitute an Event of Default.

SECTION 2.10.        Conversion and Continuation of Revolving Borrowings. ABR Borrowings shall continue as ABR Borrowings unless and until such ABR Borrowings are converted into Term SOFR Borrowings or, if applicable pursuant to Section 3.3, Daily Simple SOFR Borrowings pursuant to this Section 2.10 or are repaid in accordance with Section 2.9. If applicable pursuant to Section 3.3, Daily Simple SOFR Borrowings shall continue as Daily Simple SOFR Borrowings unless and until such Daily Simple SOFR Borrowings are converted into ABR Borrowings pursuant to this Section 2.10 or are repaid in accordance with Section 2.9. Each Term SOFR Borrowing shall continue as a Term SOFR Borrowing until the end of the then applicable Interest Period therefor, at which time such Term SOFR Borrowing shall be automatically continued as a Term SOFR Borrowing with an Interest Period of one month (unless such continuation would otherwise be prohibited hereunder, in which case such Term SOFR Borrowing shall be converted into an ABR Borrowing) unless (x) such Term SOFR Borrowing is or was repaid in accordance with Section 2.9 or (y) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Term SOFR Borrowing either continue as a Term SOFR Borrowing for the same or another Interest Period or be converted to an ABR Borrowing. Subject to the terms of Section 2.5, a Borrower may elect from time to time to convert all or any part of any Borrowing of any Type into any other Type or Types; provided that any conversion of any Term SOFR Borrowing shall be made on, and only on, the last day of the Interest Period applicable thereto. Notwithstanding anything to the contrary contained in this Section 2.10, during the continuance of an Event of Default with respect to a Borrower, the Administrative Agent may (or shall at the direction of the Required Lenders), by notice to such Borrower, declare that no Borrowing of such Borrower may be made, converted or continued as a Term SOFR Borrowing or, if applicable pursuant to Section 3.3, a Daily Simple SOFR Borrowing; provided that no such notice shall be required in the case of an Event of Default with respect to such Borrower described in Section 7.1(f) or  7.1(g), and during the continuance of such Event of Default no Borrowing of such Borrower may be made, converted or continued as a Term SOFR Borrowing or, if applicable pursuant to Section 3.3, a Daily Simple SOFR Borrowing. To request any conversion or continuation pursuant to this Section 2.10, the applicable Borrower shall submit to the Administrative Agent a completed Conversion/Continuation Notice signed by an Authorized Officer of such Borrower by the time that a Borrowing Notice would be required to be delivered under Section 2.6 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such request to be made on the effective date of the requested conversion or continuation; provided that, if such Conversion/Continuation Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each Conversion/Continuation Notice shall be irrevocable and shall specify:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Revolving Borrowing to be converted or continued, and

(iii)	the aggregate amount and Type of each Revolving Borrowing resulting from such conversion or continuation, and

(iv)	if any resulting Revolving Borrowing is to be a Term SOFR Borrowing, the Interest Period applicable thereto.

If any Conversion/Continuation Notice requests a Term SOFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

This Section 2.10 shall not apply to Swingline Loans, which may not be converted or continued.

SECTION 2.11.        Interest Rates; Interest Payment Dates. Each ABR Borrowing (including each Swingline Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Borrowing is made or is converted to (but excluding) the date it is repaid or is converted pursuant to Section 2.10, as applicable, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to such Borrower for such day. Changes in the rate of interest on any ABR Borrowing will take effect simultaneously with each change in the Alternate Base Rate.

(a)  Each Term SOFR Borrowing shall bear interest on the outstanding principal amount thereof, for each day from and including the first day of the Interest Period applicable thereto to (but excluding) the earlier of the last day of such Interest Period or the date it is repaid, at a rate per annum equal to the Term SOFR applicable to such Interest Period plus the Applicable Margin applicable to such Borrower for such day.

(b)  Each Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 3.3) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Borrowing is made or is converted to (but excluding) the date it is repaid or is converted pursuant to Section 2.10, as applicable, at a rate per annum equal to the Daily Simple SOFR plus the Applicable Margin applicable to such Borrower for such day. Changes in the rate of interest on any Daily Simple SOFR Borrowing will take effect simultaneously with each change in the Daily Simple SOFR.

(c)  Interest accrued on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, commencing with the first such date to occur after the Restatement Effective Date and, in the case of Loans of any Borrower, on the Availability Termination Date for such Borrower; provided that (i) interest accrued pursuant to Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan of any Borrower prior to the Availability Termination Date for such Borrower), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

SECTION 2.12.        Default Interest. Notwithstanding the foregoing, if any principal of any Loan is not paid when due, or if any interest on any Loan or any fee or other amount payable by either Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise (in each case, after giving effect to any applicable grace period with respect to such payment), such overdue amount shall bear interest, commencing on the day after such amount shall have become due in the case of principal and on the second Business Day after such amount shall have become due (in each case, after giving effect to any applicable grace period with respect to such payment) in the case of other amounts, after as well as before judgment, at a rate per annum equal to (a) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in Section 2.11 or (b) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Borrowings to such Borrower as provided in Section 2.11.

SECTION 2.13.        Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to such account of the Administrative Agent as shall be specified in the Administrative Questionnaire, by 12:00 noon, New York City time, on the date when due; provided that payments specified hereunder to be made directly to any Issuing Bank or the Swingline Lender and payments pursuant to Sections 3.1, 3.2, 3.4, 3.5 and 9.10 to any Person shall be so made to such account of such Issuing Bank, the Swingline Lender or such other Person, as the case may be, as shall be specified in writing by it reasonably in advance of the date any such payment is required to be made. If any payment of principal of or interest on any Loan, any fees or any other amounts payable to the Administrative Agent, any Issuing Bank or any Lender hereunder shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of principal payment, such extension of time shall be included in computing interest and fees in connection with such payment. Each payment delivered to the Administrative Agent for the account of any other Person shall be delivered promptly by the Administrative Agent to such other Person in the same type of funds that the Administrative Agent received. All payments hereunder and under the other Loan Documents shall be made in Dollars. The Administrative Agent is hereby authorized, at any time when an Event of Default shall have occurred and be continuing, to charge the respective accounts of each Borrower maintained with JPMorgan for each payment of principal, interest and fees owed by such Borrower as such payment becomes due hereunder.

SECTION 2.14.        Evidence of Indebtedness; Notes.

(a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)  The Administrative Agent shall also maintain accounts in which it will record (i) the date and the amount of each Loan made to each Borrower hereunder, the Type thereof and the Interest Period (in the case of a Term SOFR Borrowing) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the effective date of and amount assigned pursuant to each Assignment and Assumption delivered to and accepted by it pursuant to Section 9.4 and the parties thereto, (iv) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof and (v) all other appropriate debits and credits as provided in this Agreement, including all fees, charges, expenses and interest.

(c)  The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence absent manifest error of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of such Borrower to repay the Obligations in accordance with their terms.

(d)  Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit B (a “Note”). In such event, the applicable Borrower shall prepare, execute and deliver to such Lender such Note payable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 9.4) be represented by one or more Notes payable to the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced by a Note.

SECTION 2.15.        Interest and Fee Basis. Interest on Term SOFR Loans, Daily Simple SOFR Loans and fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on ABR Loans (including Swingline Loans), at times when the Alternate Base Rate is based on the Prime Rate, shall be calculated for actual days elapsed on the basis of a 365-day year (or, in the case of a leap year, a 366-day year), and in each other case shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received at the place of payment prior to 12:00 noon, New York City time.

SECTION 2.16.        Notification of Borrowings, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment or Borrower Sublimit reduction notice, Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Administrative Agent will notify the applicable Borrower and each Lender of the interest rate applicable to each Term SOFR Borrowing promptly upon determination of such interest rate and will give each Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

SECTION 2.17.        Lending Installations. Each Lender may, subject to its obligations under Section 3.8, book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrowers in accordance with Article IX, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

SECTION 2.18.        Non-Receipt of Funds by the Administrative Agent. Unless the applicable Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or any payment under Section 2.4(e) or (b) in the case of a Borrower, a payment of principal, interest, fees or other amounts to the Administrative Agent for the account of the Lenders or the Issuing Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Issuing Bank or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available, together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender or an Issuing Bank, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of payment by a Borrower, if such payment is of a principal, the interest rate applicable to the relevant Loan or, otherwise, the interest rate applicable to the ABR Loans for such Borrower.

SECTION 2.19.        Replacement of Lender. If (a) either Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or, in the case of Section 3.5, to any Governmental Authority for the account of any Lender, (b) any Lender is a Non-Extending Lender, (c) any Lender is a Defaulting Lender or has a direct or indirect parent company that is the subject of a Bankruptcy Event, (d) any Lender invokes Section 3.6 or 9.6 or (e) any Lender has advised that it will not consent to any waiver or amendment of this Agreement that requires the approval of all the Lenders or all affected Lenders and, upon the replacement of such non-consenting Lender, the Lender replacing such non-consenting Lender shall consent to any such waiver or amendment and such approval (as to all Lenders or as to all affected Lenders, as applicable) shall be obtained (any Lender subject to any of the foregoing clauses (a), (b), (c), (d) or (e) being an “Affected Lender”), the Borrowers may elect (i) in the case of the foregoing clauses (a), (b), (c), (d) or (e) (but only if such additional payment continues to be required, such Lender continues to be a Non-Extending Lender, such Lender continues to be a Defaulting Lender or the direct or indirect parent company of such Lender continues to be the subject of a Bankruptcy Event, Section 3.6 or 9.6 continues to be invoked or such Lender continues to be a non-consenting Lender), to terminate the Commitment of such Affected Lender (without affecting the Commitments of the other Lenders) or (ii) in all cases, to replace such Affected Lender and its Commitment (including with one or more Lenders that agree thereto); provided that (A) in the case of any termination of the Commitment of an Affected Lender, (1) no Default or Event of Default shall have occurred and be continuing at the time of such termination and (2) after giving effect to such termination, (x) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Commitment and (y) the Borrower Credit Exposure of either Borrower would not exceed the Borrower Sublimit of such Borrower, in each case, after giving effect to all prepayments of the Obligations to be made in connection therewith, (B) in the case of any replacement of an Affected Lender, one or more Eligible Assignees which are approved by the Borrowers, the Administrative Agent, the Swingline Lender and each Issuing Bank (such approval not to be unreasonably withheld, conditioned or delayed) shall purchase for cash at face amount the aggregate principal amount of the Loans and assume the Commitment and all other obligations of such Affected Lender as of the time of such replacement, in each case, in accordance with Section 9.4, and (C) in the case of any termination of the Commitment or replacement of an Affected Lender, each Borrower shall pay to such Affected Lender in immediately available funds on the day of termination or replacement, to the extent not paid by a replacement Lender pursuant to the preceding clause (B), all principal, interest, fees and other amounts (other than unasserted contingent indemnity obligations) then outstanding or accrued but unpaid for the account of such Affected Lender to the extent constituting Obligations of such Borrower hereunder, including payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and, except in the case of a Defaulting Lender, an amount, if any, equal to the payment which would have been due to such Lender on the day of such termination or replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date pursuant to Section 2.9. Each party hereto agrees that an assignment required pursuant to this Section 2.19 may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Affected Lender required to make such assignment need not be a party thereto.

SECTION 2.20.        Extension of Maturity Date. The Company, on behalf of both Borrowers, may, on not more than two occasions since the Restatement Effective Date, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) request (an “Extension Request”) that the Lenders extend the then effective Maturity Date (the “Existing Maturity Date”) for an additional period of one year from the Existing Maturity Date, effective as of a date specified in such notice; provided that the Maturity Date, as so extended, may not be more than five years from the date of effectiveness of such extension. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Company’s notice, advise the Company whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called an “Extending Lender” and each Lender declining to agree to a requested extension being called a “Non-Extending Lender”). Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Non-Extending Lender. If Lenders constituting the Required Lenders shall have agreed to an Extension Request, then the Maturity Date shall, as to the Extending Lenders, be extended to the first anniversary of the Existing Maturity Date. The decision of any Lender to agree or withhold agreement to any Extension Request shall be at the sole discretion of such Lender. The Commitment of any Non-Extending Lender shall terminate on the Existing Maturity Date. The principal amount of any outstanding Loans made by the Non-Extending Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of the Non-Extending Lenders hereunder, shall (in each case, solely with respect to the Non-Extending Lenders and no other Lenders) be due and payable on the Existing Maturity Date, and on the Existing Maturity Date each Borrower shall also make such other prepayments of its Loans as shall be required in order that, after giving effect to such prepayments and to the termination of the Commitments of, and all payments to, the Non-Extending Lenders pursuant to this sentence, (a) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitment, (b) the Revolving Credit Exposure of any Lender shall not exceed its Commitment and (c) the Borrower Credit Exposure of either Borrower shall not exceed the Borrower Sublimit of such Borrower. Notwithstanding the foregoing, no extension of the Maturity Date shall become effective under this Section unless (i) on the effective date of such extension, the conditions set forth in Section 4.2 (it being understood and agreed that (A) all references to the “Credit Extension Date” therein shall be deemed to refer to such effective date, (B) all references to a “Credit Extension” therein shall be deemed to refer to such extension and (C) all references to the “Restatement Effective Date” in (x) Section 4.2(b) as it relates to Sections 5.5, 5.7 and 5.11 and (y) in Sections 5.5, 5.7 and 5.11 shall be deemed to refer to such effective date for purposes of determining satisfaction of the conditions set forth in Section 4.2 as of such date) shall be satisfied as of such date and (ii) the Administrative Agent shall have received a certificate to that effect dated such effective date and executed by an Authorized Officer of the Company. Notwithstanding any other provision of this Agreement, the Swingline Lender shall have no obligation to make or continue a Swingline Loan after the Existing Maturity Date unless the Swingline Lender shall have consented to the applicable Extension Request (such consent to be deemed given if the Swingline Lender is an Extending Lender) and no Issuing Bank shall have any obligation to issue any Letter of Credit expiring after the Existing Maturity Date, or to amend or extend any Letter of Credit such that it would expire after the Existing Maturity Date, unless such Issuing Bank shall have consented to the applicable Extension Request (such consent to be deemed given if such Issuing Bank is an Extending Lender). In connection with any extension of the Maturity Date under this Section 2.20, the Administrative Agent and the Borrowers may, without the consent of any Lender, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.20; provided that the Administrative Agent shall post such amendment to the Lenders (which may be posted to the Approved Electronic Platform) reasonably promptly after the effectiveness thereof.

SECTION 2.21.        Defaulting Lenders.

(a)  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)	Facility Fees shall cease to accrue on the unused portion of such Defaulting Lender’s Commitment.

(ii)	The Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender shall require, except as otherwise provided in Section 9.1, the consent of such Defaulting Lender.

(iii)	If any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender, then all or any part of such Defaulting Lender’s Swingline Exposure and LC Exposure (other than (x) in the case of a Defaulting Lender that is the Swingline Lender, any portion of such Swingline Exposure referred to in clause (b) of the definition of the term “Swingline Exposure” and (y) any portion of such Swingline Exposure or LC Exposure with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.3(c) or Sections 2.4(d) and 2.4(e), as applicable) shall be reallocated among the Non-Defaulting Lenders in accordance with their Pro Rata Shares, but only to the extent that such reallocation does not result in the Revolving Credit Exposure of any Non-Defaulting Lender exceeding such Non-Defaulting Lender’s Commitment.

(iv)	If the Swingline Exposure or the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (iii) above, then the Facility Fees and the LC Participation Fees payable to the Lenders pursuant to Section 2.7 shall be adjusted to give effect to such reallocation.

(v)	If (or to the extent that) the reallocation described in clause (iii) above cannot, or can only partially, be effected, each Borrower shall, within one Business Day following notice by the Administrative Agent, (x) first, prepay such Borrower’s Swingline Loans in an amount corresponding to the portion of such Defaulting Lender’s non-reallocated Swingline Exposure that is attributable to the Swingline Loans made to such Borrower (other than any portion thereof referred to in the first parenthetical clause in such clause (iii) above) and (y) second, cash collateralize for the benefit of the Issuing Banks such Borrower’s obligations corresponding to the portion of such Defaulting Lender’s non-reallocated LC Exposure that is attributable to Letters of Credit issued for the account of such Borrower (other than any portion thereof referred to in the first parenthetical clause in such clause (iii) above) in accordance with the procedures set forth in Section 2.4(i) for so long as such non-reallocated LC Exposure is outstanding or as otherwise provided pursuant to Section 2.21(c).

(vi)	If a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (v) above, such Borrower shall not be required to pay any LC Participation Fees to such Defaulting Lender pursuant to Section 2.7(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized.

(vii)	If all or any portion of such Defaulting Lender’s Swingline Exposure subject to reallocation is neither reallocated pursuant to clause (iii) above nor reduced pursuant to clause (v) above, then, without prejudice to any rights or remedies of the Swingline Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable pursuant to Section 2.7(a) to such Defaulting Lender (solely with respect to such Swingline Exposure or with respect to the portion of such Defaulting Lender’s Commitment utilized by such Swingline Exposure) shall be payable to the Swingline Lender until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero.

(viii)	If all or any portion of such Defaulting Lender’s LC Exposure subject to reallocation is neither reallocated pursuant to clause (iii) above nor cash collateralized pursuant to clause (v) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Facility Fees that otherwise would have been payable pursuant to Section 2.7(a) to such Defaulting Lender (solely with respect to such LC Exposure or with respect to the portion of such Defaulting Lender’s Commitment utilized by such LC Exposure) and LC Participation Fees that otherwise would have been payable pursuant to Section 2.7(b) to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

(ix)	The Administrative Agent shall adjust the allocation of payments hereunder to ensure that a Defaulting Lender does not receive payment in respect of any Loan or LC Disbursement that it did not fund or to reflect any of the actions or adjustments referred to in this Section 2.21.

(b)  So long as a Lender is a Defaulting Lender, the Swingline Lender shall not be required to make any Swingline Loan and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure and LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with Section 2.21(a), and participating interests in any such newly made Swingline Loan or newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.21(a)(iii) (and such Defaulting Lender shall not participate therein).

(c)  If (i) a Bankruptcy Event with respect to the parent company of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank shall have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to make any Swingline Loan and such Issuing Bank shall not be required to issue, amend or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender reasonably satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to mitigate the risk to it in respect of such Lender failing to satisfy its participating interest therein.

(d)  In the event that the Administrative Agent, each Borrower, the Swingline Lender and each Issuing Bank shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans and such funded participations in Swingline Loans and LC Disbursements of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold the Revolving Loans and such participations in accordance with its Pro Rata Share, whereupon such Lender shall cease to be a Defaulting Lender (but shall not be entitled to receive any fees ceasing to accrue or which were reallocated during the period when it was a Defaulting Lender as set forth in this Section 2.21 and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.1 and this Section 2.21 during such period shall be binding on it), and all cash collateral then being held pursuant to Section 2.21(a)(v) in connection with the LC Exposure of such Defaulting Lender shall be released and returned to the applicable Borrower.

(e)  Except as expressly provided in this Section 2.21 in connection with the obligations of the Swingline Lender and the Issuing Banks, the obligation of each Lender and Issuing Bank to fund the full amount of its Commitment and to make Loans and other extensions of credit hereunder shall not be released or diminished in any respect by any other Lender becoming a Defaulting Lender.

(f)  None of the foregoing provisions of this Section 2.21 shall be deemed to effect, diminish or release any rights, claims or causes of action the Borrowers, the Administrative Agent, the Swingline Lender, the Issuing Banks or any Non-Defaulting Lender may have against any Lender that becomes a Defaulting Lender.

SECTION 2.22.        Commitment Increases.

(a)  The Borrowers may from time to time (and more than one time), by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), executed by the Borrowers and one or more financial institutions (any such financial institution referred to in this Section being called an “Augmenting Lender”), which may include any Lender, cause new Commitments to be extended by the Augmenting Lenders or cause the existing Commitments of the Augmenting Lenders to be increased, as the case may be (the aggregate amount of such increase for all Augmenting Lenders on any single occasion being referred to as a “Commitment Increase”), in an amount for each Augmenting Lender set forth in such notice; provided that (i) the amount of each Commitment Increase shall be not less than $10,000,000, except to the extent necessary to utilize the remaining unused amount of increase permitted under this Section 2.22(a) and (ii) the Aggregate Commitment shall not exceed $1,550,000,000 after giving effect to the effectiveness of any Commitment Increase. The decision of any Lender to become an Augmenting Lender shall be at the sole discretion of such Lender. Each Augmenting Lender (other than an existing Lender) shall be subject to the approval of the Administrative Agent, the Swingline Lender and each Issuing Bank (which approval shall not be unreasonably withheld, conditioned or delayed) and shall not be subject to the approval of any other Lenders, and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder (such documentation in respect of any Commitment Increase together with the notice of such Commitment Increase being referred to collectively as the “Commitment Increase Amendment” in respect of such Commitment Increase).

(b)  Upon each Commitment Increase pursuant to this Section, (i) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Augmenting Lender providing a portion of such Commitment Increase, and each such Augmenting Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Augmenting Lender) will (subject to Section 2.21) equal such Lender’s Pro Rata Share and (ii) if, on the date of such Commitment Increase, there are any Revolving Loans outstanding, the parties hereto shall, at the request of the Administrative Agent, take actions agreed upon by the Administrative Agent and the Company that will result, within a period acceptable to the Administrative Agent and the Company, in the outstanding Revolving Loans being held by the Lenders ratably in accordance with their Pro Rata Shares. In determining the actions to be taken (which may include the prepayment and reborrowing of all or a portion of such Revolving Loans and/or the making of Revolving Loans on a non-pro-rata basis by Augmenting Lenders for the balance of Interest Periods in progress and at rates reflecting the Term SOFR at the time for loans of such duration), the Administrative Agent and the Lenders will endeavor to minimize breakage costs for which the Borrowers must compensate the Lenders to the extent practicable without undue complexity or administrative burdens on the Administrative Agent or the Lenders. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c)  Commitment Increases and new Commitments created pursuant to this Section 2.22 shall become effective on the date specified in the notice delivered by the Borrowers pursuant to the first sentence of paragraph (a) above or on such other date as agreed upon by the Borrowers, the Administrative Agent and the applicable Augmenting Lenders.

(d)  Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless (i) on the date of such increase, the conditions set forth in Section 4.2 (it being understood and agreed that (A) all references to the “Credit Extension Date” therein shall be deemed to refer to the date of such Commitment Increase, (B) all references to a “Credit Extension” therein shall be deemed to refer to such Commitment Increase and (C) all references to the “Restatement Effective Date” in (x) Section 4.2(b) as it relates to Sections 5.5, 5.7 and 5.11 and (y) Sections 5.5, 5.7 and 5.11 shall be deemed to refer to the date of such Commitment Increase for purposes of determining satisfaction of the conditions set forth in Section 4.2 as of such date) shall be satisfied as of such date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Company, and (ii) the actions referred to in paragraph (b)(ii) of this Section 2.22 shall have been agreed upon by the Administrative Agent and the Company (provided, however, that the prepayment and reborrowing on the date of such Commitment Increase of all Revolving Loans then outstanding shall be deemed to satisfy the condition specified in this clause (ii)). In connection with any Commitment Increase under this Section 2.22, the Borrower Sublimit for each Borrower will be increased in such manner as may be agreed by the Company and the Augmenting Lenders and the Administrative Agent and the Borrowers may, without the consent of any Lender, effect such other amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.22.

ARTICLE III

YIELD PROTECTION; TAXES

SECTION 3.1.          Yield Protection. If any Change in Law:

(a)  subjects any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)  imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit, compulsory loan or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any applicable Lending Installation or any Issuing Bank, or

(c)  imposes on any Lender, any Issuing Bank or any applicable Lending Installation or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or such Lending Installation or any Letter of Credit or participation therein, and the result of any of the foregoing is to increase the cost to the Administrative Agent, such Lender or Issuing Bank or such Lending Installation of making, issuing, converting to, continuing or maintaining its Commitment, any Loan or Letter of Credit (or any obligation to make any Loan or to issue any Letter of Credit) or any participation therein or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or Issuing Bank or such Lending Installation hereunder, then, within 15 days after the submission of the written statement required by Section 3.7 by the Administrative Agent or such Lender or Issuing Bank or such Lending Installation (and otherwise subject to the terms of Section 3.7), the Borrowers shall pay the Administrative Agent or such Lender or Issuing Bank or such Lending Installation such additional amount or amounts as will compensate it for such increased cost or reduction in amount received.

SECTION 3.2.          Changes in Capital Adequacy and Liquidity Requirements. If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Swingline Loans or Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, within 15 days after the submission of the written statement required by Section 3.7 by such Lender or Issuing Bank (and otherwise subject to the terms of Section 3.7), the Borrowers shall pay such Lender or Issuing Bank the amount applicable to such Borrower necessary to compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

SECTION 3.3.          Alternate Rate of Interest. (a) Subject to Section 3.3(b), if:

(i)	the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR; or

(ii)	the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the Daily Simple SOFR will not adequately and fairly reflect the cost of such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone, if promptly confirmed in writing) to the Borrowers and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist and (y) the applicable Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.10 or a new Borrowing Notice in accordance with the terms of Section 2.6, any Conversion/Continuation Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing and any Borrowing Notice that requests a Term SOFR Borrowing shall instead be deemed to be a Conversion/Continuation Notice or a Borrowing Notice, as applicable, for (A) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 3.3(a)(i) or 3.3(a)(ii) above or (B) an ABR Borrowing if the Daily Simple SOFR is also the subject of Section 3.3(a)(i) or 3.3(a)(ii) above. Furthermore, if any Term SOFR Loan is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.3(a) with respect to the Term SOFR, then until (x) the Administrative Agent notifies such Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) such Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.10 or a new Borrowing Notice in accordance with the terms of Section 2.6, such Term SOFR Loan shall, on the last day of the then current Interest Period applicable to such Loan, convert to, and shall constitute, (A) a Daily Simple SOFR Loan so long as the Daily Simple SOFR is not also the subject of Section 3.3(a)(i) or 3.3(a)(ii) above or (B) an ABR Loan if the Daily Simple SOFR is also the subject of Section 3.3(a)(i) or 3.3(a)(ii) above.

(b)  (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)	Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)	The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3.

(iv)	Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)	Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, each Borrower may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan is outstanding on the date of the applicable Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.3, such Term SOFR Loan shall, on the last day of the then current Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event.

If the Borrowers reasonably request that the Administrative Agent take an action that the Borrowers certify is necessary to avoid material adverse tax consequences to the Borrowers arising from the implementation of any Benchmark Replacement otherwise being treated as a “significant modification” (therefor an exchange) of any Loan for U.S. Federal income tax consequences, the Administrative Agent shall use commercially reasonably efforts to take such action; provided however that nothing in this Section 3.3 shall require the Administrative Agent to make any determination relating to Taxes.

SECTION 3.4.          Funding Indemnification. If (a) any payment of a Term SOFR Borrowing occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Term SOFR Borrowing is not made or continued or an ABR Borrowing is not converted into a Term SOFR Borrowing on the date specified by the applicable Borrower for any reason other than default by the Lenders, (c) a Term SOFR Borrowing is not prepaid on the date specified by such Borrower for any reason, or (d) a Term SOFR Borrowing is prepaid by such Borrower without such Borrower providing at least three Business Days’ prior notice to the Administrative Agent for any reason, the applicable Borrower will severally, and not jointly with the other Borrower, indemnify each Lender for any loss or cost (but not lost profit) incurred by such Lender resulting therefrom. Notwithstanding the foregoing, a Defaulting Lender required to assign its Loans pursuant to Section 2.19 shall not be entitled to compensation under this Section 3.4 in connection with any such assignment.

SECTION 3.5.          Taxes.

(a)  Any and all payments by or on account of any obligation of each Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by each Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by either Borrower to a Governmental Authority pursuant to this Section 3.5, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b)  The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)  The Borrowers shall jointly and severally indemnify each Recipient, within 20 days after written demand therefor (in each case setting forth the basis therefor and the manner of determination thereof), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to either Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)  Each Lender shall severally indemnify the Administrative Agent, within 20 days after written demand therefor (in each case setting forth the basis therefor and the manner of determination thereof), for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 3.5(d).

(e)  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times set forth herein or as are reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.5(e)(ii)(A), 3.5(e)(ii)(B) and 3.5(e)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing, in the event that either Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as set forth herein or upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter as set forth herein or upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to each Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter as set forth herein or upon the reasonable request of either Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers and the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to each Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by either Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by either Borrower or the Administrative Agent as may be necessary for Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)  If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit in lieu of a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund or credit had never been paid. This Section 3.5(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)  Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)  For purposes of this Section 3.5, (i) the term “Lender” includes any applicable Lending Installation and any Issuing Bank and (ii) the term “applicable law” includes FATCA.

(i)  For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 3.6.         Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Installation to make, maintain or fund Loans the interest on which is determined by reference to, or to determine or charge interest based upon, the Term SOFR (or any component of such definition), then, upon notice thereof by such Lender to the Borrowers (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of such Lender to make, convert to or continue Term SOFR Loans shall be suspended (and any Loans that would otherwise be required to be made by such Lender as Term SOFR Loans shall be made as ABR Loans) and (b) if such Lender so specifies in the Illegality Notice, the interest rate on the ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case, until such Lender notifies the Borrowers (through the Administrative Agent) that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the applicable Borrower shall, if necessary to avoid such illegality, upon demand from the applicable Lender (with a copy to the Administrative Agent), convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans shall, if so specified by such Lender in the Illegality Notice, be determined by the Administrative Agent without reference to clause (c) of the definition of the term “Alternate Base Rate”), on the last day of the Interest Period then applicable thereto, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.7.         Statements as to Claims; Survival of Indemnity. The Administrative Agent, each Lender or each Issuing Bank, as the case may be, shall deliver a written statement to the applicable Borrower (with a copy to the Administrative Agent) as to each amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth an explanation in reasonable detail of the manner in which such Person determined such amount and shall be final, conclusive and binding on such Borrower in the absence of manifest error, and upon the reasonable request of such Borrower, such Person shall promptly provide supporting documentation describing and/or evidencing the applicable event giving rise to such amount to the extent not inconsistent with such Person’s policies or applicable law. Unless otherwise provided herein, the amount specified in the written statement of the Administrative Agent, any Lender or any Issuing Bank shall be payable within 15 days (or, in the case of Section 3.5, 20 days) after receipt by the applicable Borrower of such written statement, unless subject to a good faith dispute by such Borrower, notice and details of which were provided to the Administrative Agent or the affected Lender or Issuing Bank, as the case may be, prior to such due date. The obligations of each Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Notwithstanding the foregoing, (a) the Borrowers shall not be responsible for any reimbursement of any such amount under Section 3.1, 3.2, 3.4 and 3.5 which shall have accrued and of which the Administrative Agent or the applicable Lender or Issuing Bank, as the case may be, shall have become aware more than 180 days prior to its delivery to any Borrower of notice requesting reimbursement thereof and (b) none of the Administrative Agent, any Lender or any Issuing Bank will make any claim (nor shall any Borrower have any liability) under Section 3.1, 3.2 or 3.5 unless the Administrative Agent, such Lender or such Issuing Bank, as applicable, shall have determined that the making of such claim is consistent with its general practices under similar circumstances in respect of similarly situated borrowers under credit agreements entitling it to make such claims.

SECTION 3.8.         Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5, or the applicability with respect to such Lender of Section 3.6, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. A Lender’s designation of an alternative Lending Installation shall not affect the Borrowers’ rights under Section 2.19 to replace a Lender.

SECTION 3.9.         Allocation of Amounts Payable Among Borrowers. Each amount payable by “the Borrowers” under this Article shall be an obligation of, and shall be discharged by (a) to the extent arising out of acts, events and circumstances related to a particular Borrower, such Borrower and (b) otherwise, both Borrowers, with each Borrower being severally liable for such Borrower’s Contribution Percentage of such amount; provided that the Company agrees that, if the Borrowing Subsidiary shall fail to pay any amount owed by it under clause (b) of this Section after a demand shall have been made by the Person to which such amount is owed, the Company shall promptly pay such amount (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of the Borrowing Subsidiary under this Section).

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1.         Restatement Effective Date. The effectiveness of this Agreement, and of the obligations of the Lenders to make Loans to, and of the Issuing Banks to issue Letters of Credit for the account of, each Borrower is subject to the satisfaction on the Restatement Effective Date of each of the following conditions precedent with respect to such Borrower (or the waiver of such conditions in accordance with Section 8.2 of the Existing Illinois Credit Agreement):

(a)  The Administrative Agent shall have executed a counterpart of this Agreement and the Administrative Agent (or its counsel) shall have received a counterpart of this Agreement signed on behalf of each other party hereto (which, subject to Section 9.22, may include any Electronic Signatures transmitted by email or any other electronic means that reproduces an image of an actual executed signature page of this Agreement).

(b)  The Administrative Agent (or its counsel) shall have received from each Borrower:

(i)	A certificate of a corporate secretary, deputy corporate secretary, assistant secretary or other authorized officer of such Borrower, dated the Restatement Effective Date, that (A) attaches copies of the articles or certificate of incorporation and the by-laws of such Borrower and certifies that such copies are true and complete and that such documents are in full force and effect as of the Restatement Effective Date, (B) attaches and certifies copies of the resolutions of the Board of Directors of such Borrower and of resolutions or actions of any other body of such Borrower authorizing the execution of the Loan Documents to which such Borrower is a party and (C) contains an incumbency certification, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

(ii)	A certificate of good standing with respect to such Borrower from the appropriate governmental officer in its jurisdiction of incorporation.

(iii)	A certificate, signed by an Authorized Officer of such Borrower, stating that on the Restatement Effective Date (A) no Default or Event of Default has occurred and is continuing and (B) all of the representations and warranties contained in Article V are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iv)	A written opinion of such Borrower’s counsel (which may be in-house counsel), in each case in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Issuing Banks.

(v)	Any Notes requested by Lenders pursuant to Section 2.14(d) payable to each such requesting Lender.

(vi)	At least three Business Days prior to the Restatement Effective Date, all documentation and other information that any Lender shall reasonably have requested in writing (including by email) in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation, to the extent requested in writing (which may be by email) to such Borrower at least 10 days prior to the Restatement Effective Date.

(c)  Each Borrower shall have paid the principal of all Loans of such Borrower outstanding under the Existing Illinois Credit Agreement (it being understood that the Existing Letters of Credit will remain outstanding and be deemed issued hereunder) on the Restatement Effective Date, and all interest, fees and other amounts accrued or owing for the account of such Borrower under the Existing Illinois Credit Agreement, whether or not such amounts are due and payable at the time under the Existing Illinois Credit Agreement (it being understood that such payment may be effected with the proceeds of borrowings hereunder on the Restatement Effective Date).

(d)  The Administrative Agent, the Arrangers and each Lender shall have received all fees and reimbursement of all expenses due and payable on or prior to the Restatement Effective Date under any commitment letter or fee letter entered into in connection with this Agreement (in the case of expenses, to the extent invoiced at least two Business Days prior to the Restatement Effective Date).

SECTION 4.2.         Each Credit Extension. The Lenders and the Issuing Banks shall not be required to make any Credit Extension to a Borrower unless on the applicable Credit Extension Date the following conditions are satisfied:

(a)  There shall exist no Default or Event of Default with respect to such Borrower and no Default or Event of Default with respect to such Borrower shall result from such Credit Extension or from the use of the proceeds thereof.

(b)  The representations and warranties of such Borrower contained in Article V (other than the representations and warranties set forth in Sections 5.5, 5.7 and 5.11, which shall only be made on the Restatement Effective Date) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case as of such Credit Extension Date immediately after giving effect to such Credit Extension, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(c)  In the case of any such Credit Extension to the Borrowing Subsidiary, such Borrower shall have received all necessary regulatory approvals for such Credit Extension and the performance of its obligations with respect thereto.

(d)  In the case of any such Credit Extension to the Borrowing Subsidiary, such Borrower shall not be in violation of any limitation on its ability to incur unsecured Indebtedness contained in its articles of incorporation at the time of and after giving effect to such Credit Extension on such Credit Extension Date.

Each Borrowing Notice or request for any Credit Extension with respect to a Letter of Credit shall constitute a representation and warranty by the applicable Borrower that the conditions contained in clauses (a) and (b) above and, with respect to a Credit Extension to the Borrowing Subsidiary, clauses (c) and (d) above have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower severally, as to itself and, as and to the extent applicable, its subsidiaries, and not jointly with the other Borrower, hereby represents and warrants to each Lender, each Issuing Bank and the Administrative Agent:

SECTION 5.1.         Existence and Standing. Such Borrower and each of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, other than the failure of any such Borrower or any such Subsidiary to so be in good standing or to be qualified to do business in any such jurisdiction or the failure of any such Subsidiary to be so validly existing, in each case, that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

SECTION 5.2.         Authorization and Validity. Such Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by such Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which such Borrower is a party have been duly executed and delivered by such Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith and fair dealing.

SECTION 5.3.         No Conflict. The execution and delivery by such Borrower of the Loan Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except such as (i) have been or will be, on or prior to the time required, obtained or made and are or will be, as applicable, in full force and effect or (ii) the failure to have obtained or made which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, (b) will not violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower or any of its Subsidiaries the violation of which is known to, or, individually or in the aggregate, would reasonably be expected to, have a Material Adverse Effect with respect to such Borrower, (ii) such Borrower’s or any of its Subsidiary’s (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, (iii) the provisions of (x) the Union Electric Credit Agreement or (y) any indenture or the material provisions of any material instrument or any material agreement to which such Borrower or any of its Subsidiaries is a party or is subject, or by which it or its property is bound, which in the case of the immediately preceding clause (y) is known to, or, individually or in the aggregate, would reasonably be expected to, have a Material Adverse Effect with respect to such Borrower or a material adverse effect on the priority of the claims of the Administrative Agent or the Lenders hereunder or constitute an Event of Default hereunder or (c) will not result in or require the creation or imposition of any Lien in, of or on the property of such Borrower or any of its Subsidiaries pursuant to the terms of the Union Electric Credit Agreement or any such indenture, instrument or agreement, in each case other than a Lien which would not be prohibited hereunder.

SECTION 5.4.         Financial Statements. The consolidated financial statements of such Borrower, audited by PricewaterhouseCoopers LLP, as of and for the fiscal year ended December 31, 2024, and the unaudited consolidated balance sheets of such Borrower as of March 31, 2025, June 30, 2025 and September 30, 2025, and the related unaudited statement of income, statement of cash flows and statement of shareholders’ equity for the periods then ended, copies of which have been furnished to each Lender (including by the electronic filing thereof by the Borrowers with the SEC as provided in Section 6.1), were prepared in accordance with GAAP in effect on the dates such statements were prepared (subject, in the case of such unaudited financial statements, to the absence of footnotes and to year-end audit adjustments) and fairly present in all material respects the consolidated financial position of such Borrower and its subsidiaries, taken as a whole, at such dates and the consolidated results of their operations and cash flows for the periods then ended.

SECTION 5.5.         Material Adverse Change. As of the Restatement Effective Date, since December 31, 2024, there has been no change in the business, property, financial condition or results of operations of such Borrower and its Subsidiaries (other than any Project Finance Subsidiary), taken as a whole, that would reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except for the Disclosed Matters.

SECTION 5.6.         Taxes. Such Borrower and each of its Subsidiaries has timely filed complete and correct U.S. federal and all other applicable foreign, state and local tax returns required by law and has paid when due all U.S. federal and all other applicable foreign, state and local Taxes upon it or its income, profits or property, except (a) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been recorded in accordance with GAAP or (b) where the failure to make any such filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

SECTION 5.7.         Litigation. As of the Restatement Effective Date, other than the Disclosed Matters, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of its officers, threatened against or affecting such Borrower or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to such Borrower or that seeks to prevent, enjoin or delay the making of any Loans to such Borrower.

SECTION 5.8.         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

SECTION 5.9.         Regulation U. Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Loan, margin stock (as defined in Regulation U) will constitute less than 25% of the value of those assets of such Borrower and its Subsidiaries that are subject to any limitation on sale or pledge hereunder or under any credit facility with any Lender or Affiliate of a Lender, or any other restriction hereunder.

SECTION 5.10.         Compliance with Laws. Except for the Disclosed Matters, such Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective property, the non-compliance with which would reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

SECTION 5.11.         Environmental Matters. Other than the Disclosed Matters, (a) there exists no violation of, no liability known to such Borrower, whether or not asserted, under and no requirement under any Environmental Laws, and (b) as of the Restatement Effective Date, neither Borrower nor any of its Subsidiaries has received any written notice alleging any such violation, liability or requirement under any Environmental Laws, that, in the case of either clause (a) or clause (b), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

SECTION 5.12.         Investment Company Act. Such Borrower is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 5.13.         Anti-Corruption Laws and Sanctions. Such Borrower maintains and will maintain in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Borrower and its Subsidiaries and, to the knowledge of such Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of such Borrower, any agent of such Borrower or of any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing by such Borrower or use of the proceeds thereof will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.1.           Financial Reporting. Each Borrower will maintain, for itself and each of its subsidiaries, a system of accounting established and administered in accordance with GAAP, and deliver to the Administrative Agent, and the Administrative Agent shall make available to each of the Lenders:

(a)  Within 120 days after the end of each fiscal year, such Borrower’s audited consolidated financial statements prepared in accordance with GAAP on a consolidated basis, including balance sheet as of the end of such period and statement of income and statement of cash flows for such period, accompanied by an audit report, unqualified as to scope, of a nationally recognized independent registered public accounting firm.

(b)  Within 60 days after the end of the first three fiscal quarters of each of its fiscal years, such Borrower’s consolidated unaudited balance sheet as of the end of such fiscal quarter, consolidated statement of income for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such fiscal quarter, all certified as to fairness of presentation, compliance with GAAP (except for the absence of footnotes and year-end adjustments) and consistency by its chief financial officer, controller or treasurer.

(c)  Together with the financial statements required under paragraphs (a) and (b) of this Section, a compliance certificate in substantially the form of Exhibit C signed by such Borrower’s chief financial officer, controller, treasurer or assistant treasurer showing the calculations necessary to determine compliance with Section 6.13 and stating that no Default or Event of Default with respect to such Borrower exists, or if any such Default or Event of Default exists, stating the nature and status thereof.

(d)  As soon as possible and in any event within 10 days after such Borrower knows that any ERISA Event has occurred and has determined that such ERISA Event, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, a statement, signed by an Authorized Officer of such Borrower, describing such ERISA Event and the action which such Borrower proposes to take with respect thereto.

(e)  As soon as possible and in any event within 10 days after receipt by such Borrower, a copy of (i) any notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any Environmental Laws by such Borrower or any of its Subsidiaries, if, in the case of either clause (i) or (ii) above, such Borrower has determined that such liability or violation would reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

(f)  Promptly after an Authorized Officer of either Borrower becomes aware thereof, notice of any change of such Borrower’s S&P Rating or Moody’s Rating.

(g)  Within five Business Days after an Authorized Officer of either Borrower becomes aware thereof, notice of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, that such Borrower has determined would reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

(h)  Promptly upon request, such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

Information required to be delivered pursuant to paragraph (a) or (b) of this Section shall be deemed to have been delivered if such information, or one or more annual, quarterly or current reports containing such information, shall be publicly available on the website of the SEC at http://www.sec.gov. Any information required to be delivered pursuant to this Section shall be deemed to have been delivered to the Lenders if such information shall have been posted by the Administrative Agent on the Approved Electronic Platform to which the Lenders have been granted access. Information required to be delivered by the Borrowers pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 6.2.         Use of Proceeds and Letters of Credit.

(a)  Each Borrower will, and will cause each of its subsidiaries to, use the proceeds of the Borrowings for general corporate purposes, including for working capital and other funding needs, to repay or refinance any Indebtedness from time to time outstanding, to fund loans under and pursuant to the Money Pool Agreements or other intercompany loan arrangements and to pay fees and expenses incurred in connection with this Agreement. Each Borrower will use the proceeds of Borrowings in compliance with Regulation U and Regulation X and the regulations promulgated thereunder. Each Borrower shall, and shall cause its subsidiaries to, use the Letters of Credit for general corporate purposes.

(b)  The Borrowers shall not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions by any party hereto.

SECTION 6.3.         Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, obtain, preserve, renew and keep in full force and effect its legal existence and, except where the loss of any of the following, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, the rights, licenses, permits, privileges and franchises material to the conduct of its business. No Borrower shall, or shall permit any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, engage in business other than the businesses conducted by it on the Restatement Effective Date, other energy related businesses and, in each case, other businesses reasonably related thereto or that constitute reasonable extensions thereof. Notwithstanding the foregoing, no Borrower or Subsidiary shall be prohibited from (a) dissolving or liquidating any Non-Material Subsidiary, (b) consummating any merger or consolidation permitted under Section 6.9, (c) Disposing of any Subsidiary or assets to the extent permitted by Section 6.10 or (d) terminating any right, privilege or franchise or the corporate or legal existence of any Subsidiary (other than, except as expressly permitted hereunder, the Borrowing Subsidiary), changing the form of organization of a Borrower or any Subsidiary or changing the jurisdiction of organization of a Borrower, if such Borrower determines in good faith that such termination or change is in the best interest of such Borrower or such Subsidiary and is not materially disadvantageous to the Administrative Agent or the Lenders and, in the case of a change in form of organization of a Borrower or a change in jurisdiction of organization of a Borrower to a jurisdiction other than any state of the United States or the District of Columbia, the Administrative Agent has consented thereto (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 6.4.         Taxes. Each Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct U.S. federal and all other applicable foreign, state and local tax returns required by law and pay when due all U.S. federal and all other applicable foreign, state and local Taxes upon it or its income, profits or property, except (a) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been recorded in accordance with GAAP or (b) where the failure to make any such filings or payments, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

SECTION 6.5.         Insurance. Each Borrower will, and will cause each of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, maintain with financially sound and reputable insurance companies insurance on all its property in such amounts, subject to such deductibles, self-insurance programs and self-insurance retentions and covering such risks as are consistent with sound business practice, and such Borrower will furnish to any Lender upon request full information as to the insurance carried.

SECTION 6.6.         Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower or the applicability thereof is being contested in good faith and in a diligent manner by appropriate proceedings.

SECTION 6.7.         Maintenance of Properties. Subject to Sections 6.3 and 6.10, each Borrower will, and will cause each of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, maintain, preserve, protect and keep its property material to the conduct of the business of such Borrower and such Subsidiaries, taken as a whole, in good repair, working order and condition (ordinary wear and tear excepted), so that its business carried on in connection therewith may be properly conducted at all times, except to the extent the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

SECTION 6.8.         Inspection; Keeping of Books and Records. Each Borrower will, and will cause each of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, during normal business hours and upon reasonable advance notice, to inspect any of the property, books and financial records of such Borrower and such Subsidiaries, to examine and make copies of the books of accounts and other financial records of such Borrower and such Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate; provided that unless an Event of Default shall have occurred and be continuing, such inspections and examinations shall occur not more than once in any calendar year on a date approved by the Administrative Agent. Each Borrower shall keep and maintain, and cause each of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to keep and maintain, in all material respects, proper books of record and account in which entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

SECTION 6.9.         Merger. No Borrower will, or will permit any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, merge or consolidate with or into any other Person, except that:

(a)  any such Subsidiary may merge or consolidate with a Borrower if either:

(i)	such Borrower is the Person surviving such merger or consolidation; or

(ii)           (A) the Person surviving such merger or consolidation is organized under the laws of the United States of America or one of its States (or, in the case of a change in form of organization of a Borrower or a change of a jurisdiction of organization of a Borrower, another jurisdiction permitted by Section 6.3),

(B)           such Person expressly assumes, prior to or substantially concurrently with the consummation of such merger or consolidation, all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent,

(C)           such Person delivers, prior to or substantially concurrently with the consummation of such merger or consolidation, to the Administrative Agent such documents, certificates and opinions as the Administrative Agent may reasonably request in connection with such assumption, all in form and substance reasonably satisfactory to the Administrative Agent,

(D)           the Administrative Agent shall have received, at least three Business Days prior to the date of the consummation of such merger or consolidation, all documentation and other information that any Lender shall reasonably have requested in writing (including by email) in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation, to the extent requested in writing (which may be by email) to such Borrower at least 10 days prior to the date of the consummation of such merger or consolidation, and

(E)           after giving effect to such merger or consolidation, no Default or Event of Default with respect to such Borrower will result therefrom or be outstanding (the requirements of clauses (A) through (E) above are referred to as the “Successor Borrower Requirements”);

provided that the Borrowing Subsidiary may not merge or consolidate with the Company;

(b)  any such Subsidiary other than the Borrowing Subsidiary may merge or consolidate with any other subsidiary (other than any Project Finance Subsidiary or SPC) in a transaction permitted under Section 6.10 (with any transfer of direct or indirect ownership of any asset or any interest therein as a result of any such merger or consolidation being deemed to be a Disposition of assets);

(c)  any such Subsidiary may merge or consolidate with any Project Finance Subsidiary or SPC if the Person surviving such merger or consolidation is a Subsidiary that is not a Project Finance Subsidiary or an SPC (and, if the Borrowing Subsidiary is a party thereto, the surviving Person is the Borrowing Subsidiary) and, after giving effect thereto, no Default or Event of Default will be in existence;

(d)  any such Subsidiary other than the Borrowing Subsidiary may merge or consolidate with any other Person to effect any Disposition of such Subsidiary in a transaction permitted under Section 6.10; and

(e)  either Borrower or any such Subsidiary may merge or consolidate with any Person other than a Borrower or a Subsidiary if:

(i)	such Person was organized under the laws of the United States of America or one of its States (or, in the case of a change in form of organization of a Borrower or any such Subsidiary or a change of a jurisdiction of organization of a Borrower or any such Subsidiary, another jurisdiction permitted by Section 6.3),

(ii)	in the case of any such merger or consolidation to which either Borrower is a party, either (A) such Borrower is the Person surviving such merger or consolidation or (B) the Successor Borrower Requirements are satisfied with respect to such merger or consolidation,

(iii)	in the case of any such merger or consolidation to which any such Subsidiary is a party, either (A) such Subsidiary is the Person surviving such merger or consolidation or (B) the Person surviving such merger or consolidation becomes a Subsidiary, and

(iv)	after giving effect to such merger or consolidation, no Default or Event of Default with respect to such Borrower or any Borrower that is a direct or indirect parent of such Subsidiary, as the case may be, will result therefrom or be outstanding.

SECTION 6.10.         Dispositions of Property.

(a)  The Company will not, and will not permit its subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, Dispose of, in one or more transactions (including through any merger or consolidation), property representing all or substantially all the property of the Company and its subsidiaries taken as a whole, provided that in any event (i) the Company will not cease to own, directly or indirectly, shares of capital stock of the Borrowing Subsidiary representing both (x) 80% of the ordinary voting power represented by the issued and outstanding common stock of the Borrowing Subsidiary on a fully diluted basis and (y) 80% of the ordinary voting power represented by the issued and outstanding capital stock of the Borrowing Subsidiary on a fully diluted basis, and (ii) the Company will not cease to own, directly or indirectly, shares of capital stock of Union Electric representing both (x) 80% of the ordinary voting power represented by the issued and outstanding common stock of Union Electric on a fully diluted basis and (y) 80% of the ordinary voting power represented by the issued and outstanding capital stock of Union Electric on a fully diluted basis.

(b)  The Borrowing Subsidiary will not, and will not permit its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, Dispose of, in one or more transactions (including through any merger or consolidation), property representing all or substantially all the property of the Borrowing Subsidiary or of the Borrowing Subsidiary and its Subsidiaries taken as a whole.

(c)  The Company will not permit Union Electric and its subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC, in each case, as defined in the Union Electric Credit Agreement) to Dispose of, in one or more transactions (including through any merger or consolidation), property representing all or substantially all the property of Union Electric and its subsidiaries taken as a whole.

SECTION 6.11.         Liens. No Borrower will, or will permit any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, create, incur, or suffer to exist any Lien in, of or on the property of such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC), except:

(a)  Liens, if any, securing the Loans and other Obligations hereunder;

(b)  Liens for Taxes on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)  Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)  Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, pensions, or other social security or retirement benefits, or similar legislation;

(e)  Liens existing as of the Restatement Effective Date and described in Schedule 6.11;

(f)  deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g)  Liens to secure the performance of bids, trade, exchange, transmission or similar contracts or obligations (other than for borrowed money), vendor and service provider arrangements, leases (other than Finance Leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)  easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of such Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of such Borrower or any such Subsidiary conducted at the property subject thereto;

(i)  Liens arising out of judgments or awards not constituting Events of Default under Section 7.1(h);

(j)  Liens, securing obligations constituting neither direct obligations nor Contingent Obligations of the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate upon which the Borrower or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Borrower or any Subsidiary is the lessee of the whole thereof or any interest therein, including, but not limited to, for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment;

(k)  Liens arising by virtue of any statutory, contractual or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution;

(l)  Liens existing on any capital assets of any Subsidiary of such Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event; provided that such Liens (unless otherwise permitted hereunder) do not encumber any other property or assets other than additions to or proceeds from the sale of such capital assets;

(m)  Liens on any capital assets securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring, constructing, repairing, expanding or improving such asset (including under any Finance Lease or Operating Lease); provided that (i) such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction, repair, expansion or improvement thereof and (ii) such Liens do not encumber any other property or assets other than additions to or proceeds from the sale of such capital assets;

(n)  Liens existing on any capital assets (including under any Finance Lease or any Operating Lease) of any Subsidiary of such Borrower at the time such Subsidiary is merged or consolidated with or into such Borrower or merged with or consolidated into any Subsidiary and not created in contemplation of such event; provided that such Liens (unless otherwise permitted hereunder) do not encumber any other property or assets other than additions to or proceeds from the sale of such capital assets;

(o)  Liens existing on any assets prior to the acquisition thereof by such Borrower or any of its Subsidiaries and not created in contemplation thereof; provided that such Liens (unless otherwise permitted hereunder) do not encumber any other property or assets other than additions to or proceeds from the sale of such property;

(p)  undetermined Liens and charges incidental to construction;

(q)  Liens on property or assets of a Subsidiary of a Borrower in favor of such Borrower or a Subsidiary (other than a Project Finance Subsidiary, Non-Material Subsidiary or SPC) that is directly or indirectly wholly owned by such Borrower;

(r)  Liens representing the ownership interests or rights of a lessor or lessee in a property leased or owned by a Borrower or any of its Subsidiaries;

(s)  Liens arising in connection with sales or transfers of, or financings secured by, Receivables;

(t)  Liens created pursuant to the IP Indenture securing First Mortgage Bonds; provided that the Liens of the IP Indenture shall extend only to the types of property of the Borrowing Subsidiary, including, to the extent applicable, after acquired property (whether acquired prior to or after the Restatement Effective Date), that was or would have been covered by the Liens of the IP Indenture as in effect on the date immediately preceding the Restatement Effective Date; it being agreed that the Liens under the IP Indenture may heretofore have been or may hereafter be extended to cover the types of property covered under the Former CILCO Indenture immediately prior to the Former CILCO Indenture Discharge Date;

(u)  Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of Section 6.11(l) through 6.11(o) or 6.11(t); provided that (i) such Indebtedness is not secured by any additional assets and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

(v)  Liens, including Liens imposed by Environmental Laws, arising in the ordinary course of its business that (i) do not secure Indebtedness, (ii) do not secure obligations in an aggregate amount exceeding $150,000,000 at any time, and (iii) do not in the aggregate impair the use of the assets subject thereto in the operation of its business in any manner which would reasonably be expected to result in a Material Adverse Effect with respect to such Borrower;

(w)  assignments of rights to collect, and Liens on, Designated Charges and proceeds thereof to provide for the payment of amounts owed in respect of Approved Cost Recovery Bonds; and

(x)  Liens not described in Sections 6.11(a) through 6.11(w) securing Indebtedness or other liabilities or obligations of a Borrower or its Subsidiaries in an aggregate principal amount outstanding for all such Liens not to exceed 10% of the Consolidated Tangible Assets of such Borrower at the time of the incurrence of any such Lien; provided that (A) in the case of the Company, each reference in this Section 6.11(x) to a “Subsidiary” of the Company shall be deemed to be a reference to a “subsidiary” of the Company and (B) Liens permitted by Sections 6.11(a) through 6.11(x) of the Union Electric Credit Agreement shall not be deemed to utilize any amount of such 10% basket.

SECTION 6.12.         Subsidiary Covenants. No Borrower will, or will permit any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) (a) to pay dividends or make any other distribution on its common stock, (b) to pay any Indebtedness or other obligation owed to such Borrower or any other Subsidiary of such Borrower, or (c) to make loans or advances to such Borrower or any other Subsidiary of such Borrower, in each case, other than (i) restrictions and conditions imposed by law or by this Agreement or the Union Electric Credit Agreement (or restrictions and conditions imposed under refinancings or replacements of the Union Electric Credit Agreement that are substantially the same as those imposed by the Union Electric Credit Agreement), (ii) restrictions and conditions existing as of the Restatement Effective Date, in each case as identified on Schedule 6.12 (without giving effect to any amendment or modification expanding the scope of any such restriction or condition) and (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

SECTION 6.13.         Leverage Ratio. No Borrower will permit the ratio of (a) its Funded Debt to (b) its Consolidated Total Capitalization to be greater than (i) in the case of the Company, 0.675 to 1.00 at any time and (ii) in the case of the Borrowing Subsidiary, 0.650 to 1.00 at any time; provided that (i) for purposes of this Section 6.13, the Consolidated Total Capitalization of a Borrower shall exclude that portion of the Consolidated Net Worth of such Borrower that is attributable to the Consolidated Net Worth of any of its Project Finance Subsidiaries or SPCs, unless, in the case of any Project Finance Subsidiary, at the time Consolidated Total Capitalization is to be determined (x) the Consolidated Net Worth of such Project Finance Subsidiary shall equal or exceed 25% of its Consolidated Total Capitalization and (y) no event of default in respect of Indebtedness of such Project Finance Subsidiary shall have occurred and be continuing and (ii) for purposes of this Section 6.13 and all constituent definitions utilized in this Section 6.13, the Funded Debt of a Borrower shall exclude the Funded Debt of any of its Project Finance Subsidiaries (solely as it relates to such Project Finance Subsidiary and not as it relates to such Borrower or any of its other subsidiaries if such Borrower or such other subsidiary has any Contingent Obligations with respect thereto) whose contribution to Consolidated Net Worth is excluded from Consolidated Total Capitalization pursuant to clause (i) above.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.1.         Events of Default. The occurrence of any one or more of the following events (each, an “Event of Default”) (x) in respect of a particular Borrower or, to the extent provided below, any of its Subsidiaries shall constitute an Event of Default with respect to such Borrower and (y) in respect of the Borrowing Subsidiary or, to the extent provided below, any of its Subsidiaries shall also constitute an Event of Default with respect to the Company; provided that, for the avoidance of doubt, a Default or an Event of Default solely with respect to the Company or any of its subsidiaries (other than the Borrowing Subsidiary and its Subsidiaries) will not constitute a Default or an Event of Default with respect to the Borrowing Subsidiary if and to the extent no such Default or Event of Default otherwise exists with respect to the Borrowing Subsidiary or any of its Subsidiaries:

(a)  Any representation or warranty made or deemed made by or on behalf of such Borrower (including any representation or warranty deemed made by such Borrower as to one of its Subsidiaries) to the Lenders, the Issuing Banks or the Administrative Agent in or in connection with this Agreement or any other Loan Document or any certificate or information delivered in connection with this Agreement or any other Loan Document shall, in each case, be false in any material respect on the date as of which made or deemed made.

(b)  Such Borrower shall fail to pay (i) principal of any Loan when due or (ii) interest on any Loan or any fee or other Obligation under any of the Loan Documents within five Business Days after such interest, fee or other Obligation becomes due.

(c)  The breach by such Borrower of any of the terms or provisions of Section 6.1(g) (solely as such provision relates to a Default or Event of Default), 6.2, 6.3 (solely with respect to the preservation of the legal existence of such Borrower), 6.9, 6.10, 6.11, 6.12 or 6.13.

(d)  The breach by such Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from the Administrative Agent or any Lender to such Borrower.

(e)  Failure of such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) to pay when due (after the expiration of any applicable grace or cure periods) any principal of or interest on any of their Material Indebtedness, or the default by such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) in the performance (beyond the applicable grace period with respect thereto, if any) of any other term, provision or condition contained in any of their respective Material Indebtedness Agreements or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any such Material Indebtedness Agreement to cause, such Material Indebtedness to become due, or to be required to be prepaid or repurchased (other than by a regularly scheduled payment or a mandatory prepayment of a corresponding receipt by such Borrower or such Subsidiary (such as from the proceeds of sale, transfer, loss or other disposition of property or the issuance of Indebtedness, equity or other securities)) prior to its stated maturity or, solely with respect to the Company with respect to the Union Electric Credit Agreement, any commitment to lend to such Borrower thereunder to be terminated prior to its stated expiration date; or, as a result of any of the foregoing, any Material Indebtedness of such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) shall be declared to be due and payable or the remaining outstanding principal amount thereof to be required to be prepaid or repurchased (other than by a regularly scheduled payment or a mandatory prepayment of a corresponding receipt by such Borrower or such Subsidiary (such as from the proceeds of sale, transfer, loss or other disposition of property or the issuance of Indebtedness, equity or other securities)) prior to the stated maturity thereof; provided that no Event of Default shall occur under this Section 7.1(e) as a result of (i) any notice of voluntary prepayment delivered by such Borrower or any Subsidiary with respect to any Indebtedness, (ii) any voluntary Disposition of assets by such Borrower or any Subsidiary permitted hereunder as a result of which any Indebtedness secured by such assets is required to be prepaid, (iii) any other transaction which would otherwise be prohibited under any such Material Indebtedness Agreement if and to the extent that concurrently with the consummation of such transaction the Material Indebtedness thereunder is repaid in full with respect to the Borrower or Subsidiary which would otherwise have been in default of such Material Indebtedness Agreement (and, if such Material Indebtedness Agreement is the Union Electric Credit Agreement, the commitments available thereunder to such Borrower or Subsidiary are terminated) or (iv) in the case of any Permitted Convertible Indebtedness, (x) any event that permits holders of such Permitted Convertible Indebtedness to convert such Permitted Convertible Indebtedness or (y) the conversion of such Permitted Convertible Indebtedness, in either case, into common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash (including in lieu of fractional shares of common stock of the Company) or a combination thereof in accordance with the terms thereof; and provided further that any “Event of Default” of the Company under the Union Electric Credit Agreement that consists solely of, or termination of any commitment to lend under the Union Electric Credit Agreement that results solely from, a default by the “Borrowing Subsidiary” or any of its “Subsidiaries” thereunder and as defined therein shall not constitute an Event of Default under this Section 7.1(e).

(f)  Such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) shall (i) have an order for relief entered with respect to it under the Federal, state or foreign bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its property, (iv) institute any proceeding seeking an order for relief under the Federal, state or foreign bankruptcy laws as now or hereafter in effect or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any formal corporate or partnership action to effect any of the foregoing actions set forth in this Section 7.1(f), (vi) fail within the statutorily mandated time period therefor (or any extension thereof) to contest in good faith any appointment or proceeding described in Section 7.1(g), or (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(g)  Without the application, approval or consent of such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC), a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) or any Substantial Portion of its property or the property of any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC), or a proceeding seeking an order for relief under the Federal, state or foreign bankruptcy laws as now or hereafter in effect or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors shall be instituted against such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) and such appointment shall continue undischarged or such proceeding shall continue undismissed or unstayed for a period of 60 consecutive days.

(h)  Such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) shall fail within 45 days to pay, bond, stay, vacate or otherwise discharge one or more judgments or orders for the payment of money in excess of $150,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate (net of any amount covered by insurance).

(i)  An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in monetary liability resulting in a Material Adverse Effect on such Borrower.

(j)  Nonpayment when due (after giving effect to any applicable grace period) by such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) of obligations or settlement amounts under one or more Hedging Transactions or other swap, forward, future or derivative transactions, options or similar transactions in an aggregate amount of $150,000,000 or more (after giving effect to all netting arrangements and agreements), or the breach (beyond any grace period applicable thereto) by such Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary, Non-Material Subsidiary or SPC) of any term, provision or condition contained in one or more Hedging Transactions or other swap, forward, future or derivative transactions, options or similar transactions the effect of which is to cause, or to permit the counterparty(ies) thereof to cause, the termination of such Hedging Transactions or other swap, forward, future or derivative transactions, options or similar transactions resulting in liability of such Borrower or such Subsidiaries for obligations and/or settlement amounts under such Hedging Transactions or other swap, forward, future or derivative transactions, options or similar transactions in an aggregate amount of $150,000,000 or more (after giving effect to all netting arrangements and agreements); provided that no Event of Default shall occur under this Section 7.1(j) as a result of (i) any notice of voluntary termination delivered by such Borrower or any Subsidiary with respect to any such Hedging Transaction or other swap, forward, future or derivative transaction, option or similar transaction or (ii) any other transaction which would otherwise be prohibited under any such Hedging Transaction or other swap, forward, future or derivative transaction, option or similar transaction, if and to the extent that concurrently with the consummation of such transaction the settlement amounts thereunder are repaid in full with respect to the Borrower or Subsidiary which would otherwise have been in default of such Hedging Transaction or other swap, forward, future or derivative transaction, option or similar transaction.

(k)  Any Change in Control with respect to such Borrower shall occur.

SECTION 7.2.         Acceleration.

(a)  If any Event of Default described in Section 7.1(f) or 7.1(g) occurs with respect to a Borrower, the obligations of the Lenders to make Loans and of the Issuing Banks to issue, amend or extend Letters of Credit hereunder to such Borrower (and, if such Borrower is the Borrowing Subsidiary, to the Company) shall immediately and automatically terminate and the Obligations of such Borrower (and, if such Borrower is the Borrowing Subsidiary, of the Company) shall immediately and automatically become due and payable without any election or action on the part of the Administrative Agent, any Issuing Bank or any Lender and without presentment, demand, protest or notice of any kind, all of which such Borrower hereby expressly waives. If any other Event of Default occurs with respect to a Borrower, the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans and of the Issuing Banks to issue, amend or extend Letters of Credit hereunder to such Borrower, or declare the Obligations of such Borrower (and, in the case of an Event of Default with respect to a Borrowing Subsidiary, of the Company) to be due and payable, or both, whereupon the Obligations of such Borrower (and, in the case of an Event of Default with respect to the Borrowing Subsidiary, of the Company) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which such Borrower hereby expressly waives.

(b)  If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuing Banks to issue, amend or extend Letters of Credit hereunder as a result of any Event of Default (other than any Event of Default described in Section 7.1(f) or 7.1(g) with respect to such Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to such Borrower, rescind and annul such acceleration and/or termination.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.1.         Appointment; Nature of Relationship. JPMorgan is hereby appointed by each of the Lenders and each of the Issuing Banks as Administrative Agent hereunder and under each other Loan Document, and each of the Lenders and the each of the Issuing Banks irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender and such Issuing Bank with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article VIII. Notwithstanding the use of the term “agent”, herein or in any other Loan Documents, it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender or any Issuing Bank by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders and the Issuing Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of any Borrower or any Subsidiary. In its capacity as the Lenders’ and the Issuing Banks’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders or the Issuing Banks, (ii) is a “representative” of the Lenders and the Issuing Banks within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders and the Issuing Banks hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender and Issuing Bank hereby waives.

SECTION 8.2.         Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders or the Issuing Banks, or any obligation to the Lenders or the Issuing Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

SECTION 8.3.         General Immunity. Neither the Administrative Agent nor any of its Related Parties (it being understood that nothing in this sentence shall affect any liability of JPMorgan in its capacity as a Lender (or of any of its Related Parties in respect of such capacity)) shall be liable to the Borrowers, the Lenders or any Lender or any Issuing Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from (i) the gross negligence, bad faith or willful misconduct of the party from which recovery is sought or (ii) the material breach by such party of its agreements hereunder or under the other Loan Documents (it being agreed, however, that no such breach shall be deemed to occur as a result of any reasonable assertion in good faith by the Administrative Agent that any condition to any of its obligations hereunder has not been satisfied).

SECTION 8.4.         No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its Related Parties (it being understood that nothing in this sentence shall affect any responsibilities or duties hereunder of JPMorgan in its capacity as a Lender) shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any Credit Extension hereunder or the content of any certificate or other document delivered under or in connection with any Loan Document; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender and each Issuing Bank; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered (and which on their face purport to be such items) solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page); (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrowers or any guarantor of any of the Obligations or of any of the Borrowers’ or any such guarantor’s respective subsidiaries. Except as expressly set forth in this Agreement or any other Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered on account of, any determination by the Administrative Agent that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.

SECTION 8.5.         Action on Instructions of Lenders. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), and such consent or request and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and each Issuing Bank. The Lenders and each Issuing Bank hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document, except discretionary actions expressly contemplated by this Agreement or any other Loan Document that the Administrative Agent is required to take as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents). The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, rule or regulation, and the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction in writing by the Lenders pro rata against any and all Liabilities, costs and expenses that it may incur by reason of taking or continuing to take any such action.

SECTION 8.6.         Employment of Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles VIII and IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

SECTION 8.7.         Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or amendment of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, extension or amendment of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower or an employee of the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.8.         Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent and its Related Parties, severally and not jointly, ratably in proportion to their respective shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Aggregate Revolving Credit Exposure) (determined as of the date of any such request by the Administrative Agent), (a) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents in its capacity as Administrative Agent, (b) to the extent not paid by the Borrowers, for any other expenses incurred by the Administrative Agent on behalf of the Lenders or the Issuing Banks in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders or Issuing Banks) and (c) to the extent not paid by the Borrowers, for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Parties in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders or Issuing Banks), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent, (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 8.8, be paid by the relevant Lender in accordance with the provisions thereof and (iii) the Administrative Agent shall reimburse the Lenders for any amounts the Lenders have paid to the extent such amounts are subsequently recovered from the Borrowers. The obligations of the Lenders under this Section 8.8 shall survive payment of the Obligations, termination and expiration of the Letters of Credit and termination of this Agreement.

SECTION 8.9.         Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Borrowers, the Lenders and the Issuing Banks.

SECTION 8.10.         Rights as a Lender. In the event the Administrative Agent is a Lender or an Issuing Bank, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender or any Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” or “Issuing Bank” shall, at any time when the Administrative Agent is a Lender or an Issuing Bank, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with each Borrower or any of its Affiliates and without any duty to account therefor to the Lenders or the Issuing Banks. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

SECTION 8.11.         Acknowledgments of Lenders and Issuing Banks.

(a)  Each Lender and each Issuing Bank acknowledges and agrees that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender or Issuing Bank, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of its business and is making the Loans hereunder as commercial loans in the ordinary course of its business and not for the purpose of investing in the general performance or operations of any Borrower or any Subsidiary, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any other Lender or any other Issuing Bank, or any of the Related Parties of any of the foregoing, and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents to which it is a party, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any other Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender and each Issuing Bank, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or a Commitment Increase Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.

(b)  The Lenders and the Issuing Banks acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrowers) between the Borrowers and their Affiliates, on the one hand, and JPMorgan and its Affiliates on the other hand. Without limiting the foregoing, the Borrowers and their Affiliates may provide information, including updates to previously provided information, to JPMorgan and its Affiliates acting in different capacities, including as a lender, lead bank, arranger or potential securities investor, independent of the role of JPMorgan as administrative agent hereunder. The Lenders and the Issuing Banks acknowledge that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders or the Issuing Banks by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender or any Issuing Bank with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Borrower, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Borrower, in each case, subject to Section 9.13 hereof.

SECTION 8.12.         Erroneous Payments. (a) Each Lender and each Issuing Bank hereby agrees that (i) if the Administrative Agent notifies such Lender or such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender or such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 8.12 shall be conclusive, absent manifest error.

(b)  Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)  The Borrowers hereby agree that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations of any Borrower under this Agreement or any other Loan Document; provided that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent that such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such erroneous Payment.

(d)  Each party’s obligations under this Section 8.12 shall survive the resignation of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, or the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.13.         Bankruptcy Event. In case of the pendency of any proceeding with respect to any Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agents (including any claim under Sections 2.7, 2.11, 2.12, 3.1, 3.2, 3.5 and 9.10) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as an Administrative Agent, under the Loan Documents (including under Section 9.10).

SECTION 8.14.         Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Banks and the Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders, with the consent of the Borrowers (which consent shall not be unreasonably withheld, conditioned or delayed, provided that such consent shall not be required in the event and continuation of an Event of Default), shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders or consented to by the Borrowers within 30 days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Required Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lenders and Issuing Banks and for all other purposes shall deal directly with the Lenders and Issuing Banks. If the Administrative Agent has resigned and, at such time, holds cash collateral under this Agreement, the Administrative Agent shall continue to hold such cash collateral for the benefit of the Lenders and the applicable Issuing Banks until a successor Administrative Agent has been appointed. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Unless otherwise agreed by the Company, any such successor Administrative Agent shall be a Lender or, if no Lender will accept such appointment, a commercial bank having capital and retained earnings of at least $1,000,000,000 (or such lower amount as shall be acceptable to the Company). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of the Administrative Agent, the provisions of this Article VIII and Sections 3.1, 3.5 and 9.10, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent hereunder and under the other Loan Documents and in respect of any cash collateral held by the Administrative Agent as described above.

SECTION 8.15.         Administrative Agent Fees. Each Borrower severally and not jointly agrees to pay to the Administrative Agent, for its own account, the agent fees separately agreed to by such Borrower and the Administrative Agent pursuant to and in accordance with that certain fee letter dated November 5, 2025 and as otherwise mutually agreed to in writing from time to time.

SECTION 8.16.         Delegation to Affiliates. The Borrowers, the Lenders and the Issuing Banks agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates (it being agreed that the Administrative Agent will remain responsible for the performance of all such duties). Any such Affiliate (and such Affiliate’s Related Parties) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles VIII and IX.

SECTION 8.17.         Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i)	such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)	the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)	(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and such Lender, in each case in consultation with the Borrowers.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the administrative agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the administrative agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.18.         Posting of Communications; Approved Borrower Portal.

(a)  Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting such Communications on an Approved Electronic Platform. The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an Approved Borrower Portal.

(b)  Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or any Issuing Bank that are added to the Approved Electronic Platform and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)  EACH OF THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL EXCEPT, BUT SUBJECT TO SECTION 9.10(b), IN THE CASE OF ANY APPLICABLE PARTY, TO THE EXTENT OF DIRECT OR ACTUAL DAMAGES (AND NOT ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES) THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY.

(d)  Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)  Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform and store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies; provided that if the Administrative Agent stores Communications or Borrower Communications in any other manner other than in accordance with the Administrative Agent’s generally applicable document retention procedures and policies, such storage is reasonable under the circumstances and takes into account appropriate security and confidentiality considerations.

(f)  Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.19.         Arrangers, Syndication Agents and Documentation Agents. The Persons identified in this Agreement as “Joint Lead Arrangers”, “Joint Bookrunners”, “Syndication Agents” and “Documentation Agents”, in such capacities, shall have no obligation, liability, responsibility or duty under this Agreement, but shall have the benefit of the indemnification, reimbursement, waiver and other protective provisions to which they are expressed to be entitled under this Agreement. Without limiting the foregoing, such Persons, in such capacities, shall not have or be deemed to have a fiduciary relationship with any other Person. Each Lender hereby makes the same acknowledgements with respect to such Persons as it makes with respect to the Administrative Agent in Section 8.11.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1.         Amendments. (a) Except as provided in Section 9.1(b), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by each Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower or Borrowers party thereto, in each case with the consent of the Required Lenders; provided that (i) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement, or change the permitted currency thereof, or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) except as expressly otherwise provided herein, postpone the scheduled maturity date of any Loan or LC Disbursement or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change the definition of the term “Pro Rata Share” or change Section 9.20 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) except as otherwise provided in this Agreement with respect to the rights of Defaulting Lenders, expressly subordinate in right of payment to any other Indebtedness the rights of any Lender with respect to the principal of, or interest on, any Loan of such Lender without the written consent of such Lender or (F) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, and (ii) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, the Swingline Lender or any Issuing Bank without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be.

(b) Notwithstanding anything to the contrary in paragraph (a) of this Section 9.1:

(i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by each Borrower and the Administrative Agent to correct any administrative or other manifest error, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment:

(ii) this Agreement and the other Loan Documents may be amended as provided in Sections 2.4(j), 2.20, 2.22 and 3.3(b);

(iii) the Borrowers, the Administrative Agent and the applicable Issuing Bank may enter into an Issuing Bank Agreement, and the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term;

(iv) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i)(A), (i)(B) or (i)(C) of the proviso to paragraph (a) of this Section 9.1 and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification; and

(v) any provision of this Agreement may be amended by an agreement in writing entered into by the applicable Borrower, the Required Lenders and the Administrative Agent if, by the terms of such agreement, (i) the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) upon the effectiveness of such amendment, each Lender not consenting to such amendment shall receive payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c)  The Administrative Agent may, but shall have no obligation to, with the prior written consent of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.1 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.2.         Preservation of Rights. No omission of the Lenders, the Administrative Agent or the Issuing Banks to exercise or delay in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or an Event of Default or the inability of a Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 9.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Issuing Banks and the Lenders until all of the Obligations have been paid in full.

SECTION 9.3.         Notices.

(a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)	if to either Borrower, to it in care of Ameren Corporation, 1901 Chouteau Avenue, St. Louis, MO 63103, Attention of Mitchell J. Lansford, Vice President and Treasurer (email mlansford@ameren.com);

(ii)	if to JPMorgan in its capacity as Administrative Agent from any Borrower, to it at the address (or email) separately provided to the Borrowers;

(iii)	if to JPMorgan in its capacity as Administrative Agent from any Lender or Issuing Bank, to it at the address (or email) separately provided in the Administrative Questionnaire;

(iv)	if to JPMorgan in its capacity as an Issuing Bank, to the address (or email) separately provided to the Borrowers;

(v)	if to JPMorgan in its capacity as the Swingline Lender, to it at the address (or email) separately provided to the Borrowers; and

(vi)	if to any other Lender or Issuing Bank, to it at its address (or telephone number or email) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders and Issuing Banks hereunder may, in addition to email, be delivered or furnished by other electronic communications (including using the Approved Electronic Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. The Administrative Agent or either Borrower may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address (or telephone number or email) for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrowers and the Administrative Agent).

(d)  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to the Approved Electronic Platform or Approved Borrower Portal shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

SECTION 9.4.         Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer (except as a result of an assumption expressly permitted under Section 6.9) any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each Issuing Bank (and any attempted assignment or transfer by either Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.4(c)), and, with respect to Sections 8.11, 9.10 and 9.12, the Arrangers, the Syndication Agents, the Documentation Agents and the Related Parties of any of the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Assignments.

(i)	Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that it would not be unreasonable for a Borrower to withhold consent to an assignment of all or a portion of a Lender’s rights and obligations under this Agreement to a Person that is not engaged in making commercial revolving loans and similar extensions of credit in the ordinary course of its business) of:

(A) each Borrower; provided that no consent of the Borrowers shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that each Borrower will be deemed to have consented to an assignment if it does not respond to a written request for a consent thereto within 10 Business Days after actual receipt of such request;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender;

(C) in the case of an assignment of a Commitment or any Swingline Exposure, the Swingline Lender; and

(D) in the case of an assignment of a Commitment or any LC Exposure, each Issuing Bank.

(ii)	Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing; provided further that each Borrower will be deemed to have consented to an assignment if it does not respond to a written request for a consent thereto within 10 Business Days after actual receipt of such request;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

(iii)	Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.4, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Section 9.10). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such Lender’s rights or obligations as provided in Section 9.4(c).

(iv)	The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by either Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice. The Register is intended to cause the Commitments, Loans, Letters of Credit or other obligations to be in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and Sections 5f.103-1(c) and 1.871-14(c) of the United States Treasury Regulations.

(v)	Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 3.5(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)  Participations.

(i)	Any Lender may, without the consent of either Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.1(a) that affects such Participant or requires the approval of all of the Lenders or all of the affected Lenders. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Article III to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.19 as though it were a Lender; provided such Participant agrees to be subject to Section 9.20 as though it were a Lender.

(ii)	A Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(iii)	Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of any Loan Document notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register. The Participant Register is intended to cause the applicable Commitment, Loan, Letter of Credit or other obligation to be in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and Sections 5f.103-1(c) and 1.871-14(c) of the United States Treasury Regulations.

(d)  Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.5.         Survival. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated. Until all the Obligations of each Borrower (other than contingent indemnity obligations) shall have been fully paid and satisfied (or in the case of LC Exposure, cash collateralized as provided herein), all Commitments shall have terminated and all other obligations to make any further financing arrangements between each Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies with respect to such Borrower and its Obligations under this Agreement and the other Loan Documents shall survive.

SECTION 9.6.         Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to either Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

SECTION 9.7.         Headings. Article and Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

SECTION 9.8.         Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Administrative Agent, each Issuing Bank and the Lenders, and between the Administrative Agent, each Issuing Bank and the Lenders on one hand, and the Borrowers individually on the other hand, and supersede all prior agreements and understandings among and between such parties, as the case may be, relating to the subject matter thereof (but do not supersede (a) any provisions of the fee letters related to the credit facilities established hereby or (b) the indemnification and reimbursement provisions of any commitment letter related to the credit facilities established hereby that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).

SECTION 9.9.         Several Obligations. The respective obligations of the Lenders and the Issuing Banks hereunder are several and not joint and no Lender or Issuing Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of the Administrative Agent, any Lender or any Issuing Bank to perform any of its obligations hereunder shall not relieve the Administrative Agent, any other Lender or any Issuing Bank of any of its obligations hereunder.

SECTION 9.10.       Expenses; Indemnification.

(a)  Subject to paragraph (c) below, the Borrowers shall reimburse the Administrative Agent and each Arranger (but not the Lenders) for any reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket fees, disbursements and other charges of one firm of legal counsel for the Administrative Agent and the Arrangers, and reasonable out-of-pocket expenses of and reasonable fees for other advisors and professionals engaged by the Administrative Agent or any Arranger) paid or incurred by the Administrative Agent or the Arrangers in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including via the internet and the Approved Electronic Platform), review, amendment, modification and administration of the Loan Documents (such legal out-of-pocket expenses and fees to be limited to the fees of Cravath, Swaine & Moore LLP insofar as the arrangement, syndication, negotiation, documentation and closing of the credit facilities established hereby are concerned). Subject to paragraph (c) below, the Borrowing Subsidiary and the Company also agree to reimburse the Administrative Agent, each Arranger and, during an Event of Default, the Issuing Banks and the Lenders for any reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket fees, disbursement and other charges of any legal counsel for the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders) paid or incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents.

(b)  Subject to paragraph (c) below, the Borrowers hereby further agree to indemnify the Administrative Agent, each Arranger, each Issuing Bank, each Lender and their Related Parties (each such Person being referred to as an “indemnified party”) against all Liabilities and related expenses (including all Liabilities and expenses related to or resulting from any claim, litigation, investigation, arbitration or other proceeding or preparation therefor, whether commenced by the Borrowers or their Affiliates or by any third party, whether based on contract, tort or any other theory and whether or not the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any of their Related Parties is a party thereto, and all reasonable out-of-pocket fees, disbursements and other charges of any legal counsel for the party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby and the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder, except to the extent that such Liabilities and related expenses have resulted, as determined in a final non-appealable judgment by a court of competent jurisdiction, (i) from the gross negligence, bad faith or willful misconduct of the indemnified party seeking indemnification, (ii) from the material breach by the indemnified party seeking indemnification of its agreements hereunder or under the other Loan Documents (it being agreed, however, that no such breach shall be deemed to occur as a result of any reasonable assertion in good faith by any indemnified party that any condition to any of its obligations hereunder has not been satisfied) or (iii) from claims of one or more indemnified parties against another indemnified party (other than claims against the Administrative Agent (or any other designated agent), any Issuing Bank, the Swingline Lender or any Arranger in their capacities, or in fulfilling their roles, as such) and not involving any act or omission of the Borrowers or their subsidiaries or any of their respective Affiliates (or any such Person’s officers, directors, employees, advisors, agents or representatives). This paragraph shall not apply with respect to Taxes, other than Taxes that represent Liabilities or expenses arising from any non-Tax claim.

(c)  Each amount payable under paragraph (a) or (b) of this Section shall be an obligation of, and shall be discharged by, (i) to the extent arising out of acts, events and circumstances related to a particular Borrower, such Borrower, and (ii) otherwise, both Borrowers, with each of them being severally, but not jointly, liable for its Contribution Percentage of such amount; provided that the Company agrees that, if the Borrowing Subsidiary shall fail to pay any amount owed by it under clause (ii) of this paragraph (c) after a demand shall have been made by the Person to which such amount is owed, the Company shall promptly pay such amount (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of the Borrowing Subsidiary under this Section).

(d)  To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, any Arranger, the Swingline Lender or any Issuing Bank or any Related Party of any of the foregoing under paragraph (a) or (b) of this Section (and without limiting the obligation of the Borrowers to pay such amount), each Lender severally agrees to pay to the Administrative Agent, such Arranger, the Swingline Lender, such Issuing Bank or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liabilities and related expenses were incurred by or asserted against the Administrative Agent, such Arranger, the Swingline Lender or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, any Arranger, any Issuing Bank or the Swingline Lender in connection with such capacity.

(e)  The obligations of the Borrowers under this Section 9.10 shall survive the termination of this Agreement and, as to each Borrower, the Availability Termination Date of such Borrower.

SECTION 9.11.         Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

SECTION 9.12.         No Fiduciary Duties; Limitation on Liability. (a)  The relationship between the Borrowers individually on the one hand and the Lenders, the Issuing Banks and the Administrative Agent on the other hand shall be solely that of borrower and lender. No provision in any Loan Document, the transactions contemplated thereby, any relationships established thereby, any communications pursuant thereto or the nature of services provided by the Lenders, any Issuing Bank, the Administrative Agent or their respective Affiliates shall create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders, any Issuing Bank, the Administrative Agent or their respective Affiliates on the one hand and the Borrowers and their subsidiaries, Affiliates or equityholders on the other hand. Each Borrower agrees that it will not assert any claim against any Lender, any Issuing Bank, the Administrative Agent or any of their respective Affiliates based on an alleged breach of fiduciary duty by such Person in connection with any Loan Document and the transactions contemplated thereby. None of the Administrative Agent, any Arranger, any Issuing Bank or any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ businesses or operations.

(b)           The Borrowers agree that none of the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any of their respective Affiliates shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of or in any way related to the transactions contemplated and the relationship established by the Loan Documents or any act, omission or event occurring in connection therewith unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from (i) the gross negligence, bad faith or willful misconduct of the party from which recovery is sought or (ii) the material breach by the party from which recovery is sought of its agreements hereunder or under the other Loan Documents (it being agreed, however, that no such breach shall be deemed to occur as a result of any reasonable assertion in good faith by the Administrative Agent, any Arranger, any Issuing Bank or any Lender that any condition to any of its obligations hereunder has not been satisfied).

(c)           None of the Borrowers or any Lender-Related Person shall have any liability for, and each Borrower and each Lender-Related Person party hereto hereby agrees not to assert and hereby waives, any Liabilities against any Borrower or any Lender-Related Person, on any theory of liability, for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, or in connection with or in any way related to the Loan Documents or the transactions contemplated thereby; provided that each Borrower shall be obligated as, and subject to the limitations, provided in Section 9.10 (or in any other agreement to which such Borrower is a party) to indemnify the Lender-Related Persons against any special, indirect, consequential or punitive damages that may be asserted against them.

(d)           No Lender-Related Person shall be liable, and each Borrower agrees not to assert and hereby waives, any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of any information or other materials (including any personal data) distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the internet and Approved Electronic Platform), except to the extent resulting from (i) the gross negligence, bad faith or willful misconduct of such Lender-Related Person or (ii) the material breach by such Lender-Related Person of its agreements hereunder or under the other Loan Documents (it being agreed, however, that no such breach shall be deemed to occur as a result of any reasonable assertion in good faith by any Lender-Related Person that any condition to any of its obligations hereunder has not been satisfied), in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

SECTION 9.13.         Confidentiality. Each Lender and each Issuing Bank agrees to hold any confidential information which it may receive from either Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to its and its Affiliates’ respective Related Parties, accountants, legal counsel and other advisors, in each case on a need to know basis and which have been informed as to the confidential nature of such information, (b) to Governmental Authorities purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority such as the National Association of Insurance Commissioners), (c) to any Person as required by law, regulation, or legal process (provided that, to the extent legally permitted, such Lender or Issuing Bank shall provide each Borrower with notice of such required disclosure to permit the Borrowers to contest the necessity thereof), (d) to any Person in connection with any legal proceeding arising under or in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby to which such Lender or Issuing Bank is a party (provided that, to the extent legally permitted, such Lender or Issuing Bank shall provide the Borrowers with notice of such required disclosure to permit the Borrowers to contest the necessity thereof), (e) to any assignee of or participant in, or prospective assignee of or participant in, any of its rights or obligations under this Agreement, if and to the extent such Person has been informed as to the confidential nature of such information and has agreed to treat such information in accordance with the terms of this Section 9.13, (f) to such Lender’s or Issuing Bank’s direct or indirect contractual counterparties in swap agreements or credit insurance providers with respect to the credit facilities established hereunder, or to legal counsel, accountants and other professional advisors to any of the foregoing, in each case which have been informed as to the confidential nature of such information and have agreed to treat such information in accordance with the terms of this Section 9.13, (g) to rating agencies if requested or required by such agencies in connection with a rating relating to this Agreement or the Loans hereunder, (h) with the consent of such Borrower, (i) to any other party to this Agreement, (j) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (k) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities established hereunder and (l) information that is of the type routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, such as information identifying the Borrowers, the type, amount and maturity of the credit facility established hereby and the roles and titles of the Arrangers and agents named on the cover hereof (but excluding any confidential information relating to the Borrowers). Notwithstanding the foregoing, nothing in this Section 9.13 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this Section 9.13 to any Governmental Authority or self-regulatory authority to the extent that any such prohibition on disclosure set forth in this Section 9.13 shall be prohibited by the laws or regulations of, or applicable to, such Governmental Authority or self-regulatory authority.

SECTION 9.14.         Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

SECTION 9.15.         Disclosure. Each Borrower, each Lender and each Issuing Bank hereby acknowledges and agrees that each Lender, each Issuing Bank and their Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their Affiliates.

SECTION 9.16.         Certain Notices. Each Lender and each Issuing Bank hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or Issuing Bank to identify the Borrowers in accordance with its requirements. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender or Issuing Bank, provide all documentation and other information that the Administrative Agent or such Lender or Issuing Bank reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.17.         Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrowers or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrowers and the Administrative Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

SECTION 9.18.         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.19.         Setoff. In addition to, and without limitation of, any rights of the Lenders or the Issuing Banks under applicable law, if any Event of Default pursuant to Section 7.1(b), 7.1(f) or 7.1(g) occurs with respect to a Borrower, or any other Event of Default with respect to a Borrower shall occur and be continuing and the Required Lenders shall have terminated any Commitments as to such Borrower or accelerated the maturity of any Loans to such Borrower, then any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any Issuing Bank to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing by such Borrower to such Lender or such Issuing Bank, whether or not the Obligations, or any part thereof, shall then be due. Promptly upon the exercise of its right of setoff hereunder, each Lender and Issuing Bank shall deliver written notice thereof to the Administrative Agent and the Administrative Agent shall make such notice available to the other Lenders and Issuing Banks.

SECTION 9.20.         Ratable Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, in each case as amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to either Borrower or any subsidiary or any other Affiliate of any of the foregoing (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

SECTION 9.21.         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders and the Administrative Agent shall have received executed counterparts hereof from each such Person.

SECTION 9.22.         Electronic Execution. Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.3), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of each Borrower without further verification thereof and (b) upon the request of the Administrative Agent or any Lender or any Issuing Bank, any Electronic Signature shall be reasonably promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Borrowers, the Administrative Agent, the Lenders and the Issuing Banks, Electronic Signatures transmitted by emailed .pdf or any other electronic means and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.23.         CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND IN LAW OR EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.24.         CONSENT TO JURISDICTION. EACH BORROWER, EACH LENDER, EACH ISSUING BANK AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND EACH SUCH PERSON HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL (A) LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ISSUING BANK TO BRING PROCEEDINGS AGAINST EITHER BORROWER IN THE COURTS OF ANY OTHER JURISDICTION, (B) WAIVE ANY STATUTORY, REGULATORY, COMMON LAW, OR OTHER RULE, DOCTRINE, LEGAL RESTRICTION, PROVISION OR THE LIKE PROVIDING FOR THE TREATMENT OF BANK BRANCHES, BANK AGENCIES, OR OTHER BANK OFFICES AS IF THEY WERE SEPARATE JURIDICAL ENTITIES FOR CERTAIN PURPOSES, INCLUDING UNIFORM COMMERCIAL CODE SECTIONS 4-106, 4-A-105(1)(B), AND 5-116(B), UCP 600 ARTICLE 3 AND ISP98 RULE 2.02, AND URDG 758 ARTICLE 3(A), OR (C) AFFECT WHICH COURTS HAVE OR DO NOT HAVE PERSONAL JURISDICTION OVER ANY ISSUING BANK OR BENEFICIARY OF ANY LETTER OF CREDIT OR ANY ADVISING BANK, NOMINATED BANK OR ASSIGNEE OF PROCEEDS THEREUNDER OR PROPER VENUE WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO SUCH LETTER OF CREDIT WITH, OR AFFECTING THE RIGHTS OF, ANY PERSON NOT A PARTY TO THIS AGREEMENT, WHETHER OR NOT SUCH LETTER OF CREDIT CONTAINS ITS OWN JURISDICTION SUBMISSION CLAUSE. ANY JUDICIAL PROCEEDING BY EITHER BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN A UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY AND COUNTY OF NEW YORK, OR ANY APPELLATE COURT FROM ANY THEREOF. EACH BORROWER, EACH LENDER, EACH ISSUING BANK AND THE ADMINISTRATIVE AGENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES TO IT IN SECTION 9.3. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 9.25.         WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

SECTION 9.26.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

AMEREN CORPORATION

By:	/s/ Mitchell J. Lansford
	Name:	Mitchell J. Lansford
	Title:	Vice President and Treasurer

AMEREN ILLINOIS COMPANY

By:	/s/ Mitchell J. Lansford
	Name:	Mitchell J. Lansford
	Title:	Vice President and Treasurer

[Signature Page to Ameren Credit Agreement (Illinois)]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and as a Lender, an Issuing Bank and the Swingline Lender,

By:	/s/ Khawaja Tariq
Name: Khawaja Tariq
Title: Vice President

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

Name of Lender: BARCLAYS BANK PLC

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

MUFG BANK, LTD., (with each Lender that is an Issuing Bank executing this Agreement in its capacities both as a Lender and as an Issuing Bank):

By:	/s/ Michael Agrimis
Name: Michael Agrimis
Title: Managing Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

Name of Lender (with each Lender that is an Issuing Bank executing this Agreement in its capacities both as a Lender and as an Issuing Bank):

BANK OF AMERICA, N.A.

By:	/s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

MIZUHO BANK, LTD., as a Lender and an Issuing Bank

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

Wells Fargo Bank, National Association (as a Lender and as an Issuing Bank):

By:	/s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Executive Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

Name of Lender (with each Lender that is an Issuing Bank executing this Agreement in its capacities both as a Lender and as an Issuing Bank): Fifth Third Bank, National Association

By:	/s/ Thomas Kleiderer
Name: Thomas Kleiderer
Title: Managing Director

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

GOLDMAN SACHS BANK USA:

By:	/s/ Andrew B. Vernon
Name: Andrew Vernon
Title: Authorized Signatory

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

KeyBank National Association, as Lender:

By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

Name of Lender (with each Lender that is an Issuing Bank executing this Agreement in its capacities both as a Lender and as an Issuing Bank): PNC Bank, National Association

By:	/s/ Alyson Hendershott
Name: Alyson Hendershott
Title: Assistant Vice President

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Emilee Scott
Name: Emilee Scott
Title: Authorized Signatory

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

SUMITOMO MITSUI BANKING CORPORATION, as a Lender and as an Issuing Bank:

By:	/s/ Irlen Mak
Name: Irlen Mak
Title: Executive Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

THE BANK OF NEW YORK MELLON, as a Lender:

By:	/s/ Molly H. Ross
Name: Molly H. Ross
Title: Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

The Bank of Nova Scotia

By:	/s/ David Dewar
Name: David Dewar
Title: Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Paul Yoon
Name: Paul Yoon
Title: Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

TRUIST BANK (with each Lender that is an Issuing Bank executing this Agreement in its capacities both as a Lender and as an Issuing Bank):

By:	/s/ Justin Lien
Name: Justin Lien
Title: Director

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

Name of Lender (with each Lender that is an Issuing Bank executing this Agreement in its capacities both as a Lender and as an Issuing Bank):

U.S. Bank National Association

By:	/s/ Troy Aipperspach
Name: Troy Aipperspach
Title: Senior Vice President

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

Commerce Bank:

By:	/s/ Chris S. Comerford
Name: Chris S. Comerford
Title: Vice President, Relationship Manager

For any Lender requiring a second signature block:

By:

Name:
Title:

[Signature Page to Ameren Credit Agreement (Illinois)]

LENDER SIGNATURE PAGE TO

AMENDED AND RESTATED CREDIT AGREEMENT OF

AMEREN CORPORATION AND AMEREN ILLINOIS COMPANY

The Northern Trust Company:

By:	/s/ Jack Stibich
Name: Jack Stibich
Title: Second Vice President

[Signature Page to Ameren Credit Agreement (Illinois)]

PRICING SCHEDULE

Applicable Margin or Fee	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Term SOFR Loans/Daily Simple SOFR Loans	0.800%	0.900%	1.000%	1.075%	1.275%	1.475%
ABR Loans	0.000%	0.000%	0.000%	0.075%	0.275%	0.475%
Facility Fee	0.075%	0.100%	0.125%	0.175%	0.225%	0.275%
LC Participation Fee	0.800%	0.900%	1.000%	1.075%	1.275%	1.475%

The Applicable Margin shall be determined in accordance with the foregoing table based on the applicable Borrower’s Status as determined from its then-current Moody’s Rating and S&P Rating. The Applicable Fee Rate shall be determined with respect to Facility Fees and LC Participation Fees of each Borrower in accordance with the foregoing table based on such Borrower’s Status as determined from its then-current Moody’s Rating and S&P Rating. The Rating in effect on any date for the purposes of this Pricing Schedule is that in effect at the close of business on such date; provided that (a) if any Rating shall change, such change shall be effective as of the third Business Day after the date on which it is first announced by the rating agency making such change and (b) no upgrade in Ratings shall take effect prior to the receipt by the Administrative Agent of notice thereof from either Borrower.

If the applicable Borrower is split-rated, then (a) if the Ratings differential is one level, each rating agency will be deemed to have a Rating corresponding to the higher level and (b) if the Ratings differential is two levels or more, then each rating agency will be deemed to have a Rating corresponding to the level one level below the higher Rating. For purposes of the foregoing, a rating agency that shall not have a Rating in effect shall be deemed to have a Rating below Baa2 or BBB, as the case may be.

“Level I Status” exists at any date if, on such date, the applicable Borrower’s Moody’s Rating is A1 or better and the applicable Borrower’s S&P Rating is A+ or better.

“Level II Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status and (ii) the applicable Borrower’s Moody’s Rating is A2 or better and the applicable Borrower’s S&P Rating is A or better.

“Level III Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status or Level II Status and (ii) the applicable Borrower’s Moody’s Rating is A3 or better and the applicable Borrower’s S&P Rating is A- or better.

“Level IV Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the applicable Borrower’s Moody’s Rating is Baa1 or better and the applicable Borrower’s S&P Rating is BBB+ or better.

“Level V Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the applicable Borrower’s Moody’s Rating is Baa2 or better and the applicable Borrower’s S&P Rating is BBB or better.

“Level VI Status” exists at any date if, on such date, the applicable Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Moody’s Rating” means at any time, with respect to either Borrower, the public rating issued by Moody’s as then in effect with respect to such Borrower’s senior unsecured long-term debt securities without any credit enhancement or, if no such rating is then in effect, such Borrower’s issuer rating then in effect issued by Moody’s.

“Rating” means a Moody’s Rating or an S&P Rating.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, or Level VI Status.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“S&P Rating” means, at any time with respect to either Borrower, the public rating issued by S&P as then in effect with respect to such Borrower’s senior unsecured long-term debt securities without any credit enhancement or, if no such rating is then in effect, such Borrower’s corporate credit rating then in effect issued by S&P.